Exhibit 10.5


                             REIMBURSEMENT AGREEMENT


                            Dated as of March 1, 1997


                                     Between


                            NEOSE TECHNOLOGIES, INC.

                                       and


                                 JEFFERSON BANK


                  Entered into with regard to Montgomery County
                       Industrial Development Authority's
     $8,400,000 Federally Taxable Variable Rate Demand Revenue Bonds (Neose
                  Technologies, Inc. Project), Series B of 1997


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                                TABLE OF CONTENTS


                                                                          Page


Recitals.................................................................... 1


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01.  Definitions.................................................. 2
Section 1.02.  Accounting and Commercial Terms.............................. 7
Section 1.03.  Rules of Construction; Time of Day..........................  7
Section 1.04   Security Agreement........................................... 7

                                   ARTICLE II

                            CREDIT AND REIMBURSEMENT

Section 2.01.  Credit....................................................... 8
Section 2.02.  Reimbursement and Other Payments to Bank..................... 8
Section 2.03.  Payments Under Loan Agreement............................... 12
Section 2.04.  Obligations Absolute........................................ 13
Section 2.05.  Indemnification............................................. 13
Section 2.06.  Liability of Bank........................................... 14

                                   ARTICLE III

                                    SECURITY

Section 3.01.  Security and Subrogation under Indenture.................... 15
Section 3.02.  Pledge of Rights to Certain Funds and Investments........... 15
Section 3.03.  Pledged Bonds............................................... 15
Section 3.04.  Mortgage; Security Agreement................................ 16
Section 3.05.  Financing Statements........................................ 16
Section 3.06.  Custodial Bank Agreement.................................... 16
Section 3.07.  Benefit, Security and Subrogation Rights
                            of Letter of Credit Bank....................... 16


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                                   ARTICLE IV

                              CONDITIONS PRECEDENT

Section 4.01.  Closing Fee................................................. 17
Section 4.02.  Documentation............................................... 17
Section 4.03.  Issuance of Bonds........................................... 19

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

Section 5.01.  Existence................................................... 20
Section 5.02.  Power, Authorization and No Conflicts....................... 20
Section 5.03.  Governmental Authorizations; Permits,
                            Licenses and Other Approvals................... 20
Section 5.04.  Validity and Binding Effect................................. 21
Section 5.05.  No Litigation............................................... 21
Section 5.06.  No Violations............................................... 21
Section 5.07.  Project Compliance.......................................... 21
Section 5.08.  No Liens.................................................... 22
Section 5.09.  Utilities and Access........................................ 22
Section 5.10.  Financial Information....................................... 22
Section 5.11.  Taxes....................................................... 23
Section 5.12.  ERISA Representations....................................... 23
Section 5.13.  Environmental Representations............................... 24
Section 5.14.  Representations in Other Documents.......................... 25


                                   ARTICLE VI

                                GENERAL COVENANTS

Section 6.01.  Maintenance of Existence; Mergers........................... 25
Section 6.02.  Compliance with Laws........................................ 25
Section 6.03.  Maintenance of Governmental Authorizations.................. 25
Section 6.04.  Maintenance of Insurance.................................... 26
Section 6.05.  Compliance with Bond Documents and Other
                            Contracts...................................... 26
Section 6.06.  Maintenance of Properties................................... 26
Section 6.07.  Visitation Rights........................................... 26
Section 6.08.  Keeping of Books............................................ 26
Section 6.09.  Reporting Requirements...................................... 27
Section 6.10.  Payment of Debt............................................. 28
Section 6.11.  Payment of Taxes............................................ 28


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Section 6.12.  Consents Under Bond Documents............................... 28
Section 6.13.  Amendments to Bond Documents................................ 28
Section 6.14.  Limitation on Conversion to Term Rate....................... 28
Section 6.15.  Limitation on Optional Calls................................ 28
Section 6.16.  Leases...................................................... 29
Section 6.17.  ERISA....................................................... 29
Section 6.18.  Environmental Covenants..................................... 30
Section 6.19.  Further Assurances.......................................... 31
Section 6.20.  Financial Covenants......................................... 31
Section 6.21.  Principal Prepayments....................................... 33
Section 6.22.  Working Capital..............................................33
Section 6.23   Deposit Relationship.........................................33

                                   ARTICLE VII

                     PROJECT FUND AND CONSTRUCTION COVENANTS

Section 7.01.  Project Cost Schedule; Application of
                            Project Fund....................................33
Section 7.02.  Requisition Approvals........................................35
Section 7.03.  Construction; Completion Date................................35
Section 7.04.  Certain Contracts Prohibited.................................36
Section 7.05.  Certain Notices..............................................36
Section 7.06.  Releases.....................................................36
Section 7.07.  Change Orders................................................36
Section 7.08.  Builder's Risk, Liability and Workers'
                            Compensation Insurance..........................37

                                   ARTICLE VII

                              DEFAULTS AND REMEDIES

Section 8.01.  Defaults.................................................... 37
Section 8.02.  Remedies.................................................... 40
Section 8.03.  Waivers; Consents........................................... 41
Section 8.04.  No Waiver; Remedies Cumulative.............................. 42

                                   ARTICLE IX

                                  MISCELLANEOUS

Section 9.01.  Notices..................................................... 42
Section 9.02.  Successors and Assigns...................................... 43
Section 9.03.  Survival of Representations, Warranties and
                            Covenants.......................................43


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Section 9.04.  Counterparts................................................ 44
Section 9.05.  Costs, Expenses and Taxes................................... 44
Section 9.06.  Amendments...................................................44
Section 9.07.  Severability.................................................44
Section 9.08.  Conflicts....................................................44
Section 9.09.  Complete Agreement...........................................45
Section 9.10.  Governing Law................................................45
Section 9.11.  Table of Contents and Headings...............................45
Section 9.12.  Participation................................................45
Section 9.13.  Judicial Proceedings.........................................46

EXECUTION...................................................................46


EXHIBIT A - Form of Note
EXHIBIT B - Project Description and Cost Schedule
EXHIBIT C - Environmental Matters
EXHIBIT D - Optional Prepayment Schedule

                             REIMBURSEMENT AGREEMENT


                  THIS AGREEMENT, made as of March 1, 1997 between NEOSE TECHNOLOGIES, INC. (the "Borrower"), a corporation organized and existing under the laws of the State of Delaware, and JEFFERSON BANK (the "Bank"), a banking institution organized and existing under the laws of the Commonwealth of Pennsylvania,

                              W I T N E S S E T H :

                  A. Montgomery County Industrial Development Authority (the "Issuer") has issued its Federally Taxable Variable Rate Demand Revenue Bonds (Neose Technologies, Inc. Project) Series B of 1997, in the aggregate principal amount of $8,400,000 (the "Bonds") under a Trust Indenture, dated as of March 1, 1997 (the "Indenture") between the Issuer and Dauphin Deposit Bank and Trust Company, as Trustee (including any successor trustee, the "Trustee").

                  B. Pursuant to a Loan Agreement, dated as of March 1, 1997 between the Issuer and the Borrower (the "Loan Agreement"), the proceeds of the Bonds are being applied to finance the acquisition, improvement and equipping of a facility which will be used for the development of complex carbohydrates for research and development relating to a variety of health care applications. The facility consists of a one-story, 45,000 square foot building situated on approximately 4.0 acres of land, located at 102 Witmer Road, Horsham, Montgomery County, Pennsylvania (collectively, the "Project"), to be owned by the Borrower. Under the Loan Agreement, the Borrower is obligated to make loan payments to the Trustee in amounts and at times corresponding to the principal and interest debt service required in respect of the Bonds.

                  C. In order to facilitate the issuance and sale of the Bonds and to enhance the marketability of the Bonds, the Issuer has asked CoreStates Bank, N.A. to issue its Irrevocable Letter of Credit (together with any amendment thereto and any substitute letter of credit issued by the Letter of Credit Bank therefor, the "Letter of Credit") to the Trustee authorizing the Trustee to make one or more draws on CoreStates Bank, N.A., the issuer of the Letter of Credit or on the issuer of any letter of credit issued in substitution therefor (the "Letter of Credit Bank") up to an aggregate of $8,579,967.12 (as reduced and reinstated from time to time in accordance with the provisions of the Letter of Credit, the "Letter of Credit Amount"), of which originally (i) $8,400,000 shall be in respect of principal of the Bonds and (ii) $179,967.12 shall be in respect of accrued interest on the Bonds. The purpose of the Letter of Credit is to provide funds for the payment of principal of and interest on the Bonds and purchase price of Bonds which have been tendered for purchase pursuant to the tender option provisions thereof and of the Indenture to the extent remarketing proceeds or other funds are not available therefor in accordance with the provisions of the Indenture.

                  D. The Letter of Credit Bank will only issue the Letter of Credit for the account of a banking institution acceptable to the Letter of Credit Bank. To such end and in order to achieve interest cost savings and other savings for the Borrower, the Borrower has asked the Bank to enter into a Participation and Reimbursement Agreement, dated as of March 1, 1997 with the Letter of Credit Bank (the "Participating Bank Agreement") under which the Bank will become primarily and unconditionally obligated to reimburse the Letter of Credit Bank for all drawings under the Letter of Credit and to make certain other payments to the Letter of Credit Bank.

                  E. The Bank is willing to enter into the Participating Bank Agreement for the account of the Borrower upon the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the foregoing and the undertakings herein set forth and intending to be legally bound, the Borrower and the Bank hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS


                  Section 1.01. Definitions. The following terms shall have the meanings specified in the foregoing recitals:

                  Bank                              Letter of Credit Amount
                  Bonds                             Letter of Credit Bank
                  Borrower                          Loan Agreement
                  Indenture                         Participating Bank Agreement
                  Issuer                            Project
                  Letter of Credit                  Trustee

In addition, the following terms shall have the meanings specified in this Article, unless the context otherwise requires:

                  "Base Rate" means the rate of interest designated and established by the Bank, from time to time, with changes effective immediately. The Base Rate is determined from time to time by the Bank as a means of pricing some loans to its borrowers and is neither tied to any external rate of interest or index, nor necessarily reflects the lowest rate of interest actually charged by the Bank to any particular class or category of customers.

                  "Bond Documents" means the Bonds, the Indenture, the Loan Agreement, the Remarketing Agreement and any other agreements or instruments relating thereto.

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                  "Bond Pledge Agreement" means the Pledge, Security and
Indemnification Agreement, dated as of March 1, 1997 among the Borrower, the Letter of Credit Bank and the Bank with respect to Pledged Bonds.

                  "Business Day" means any day other than a Saturday or Sunday or a day on which banks located in Philadelphia, Pennsylvania, or any other city in which the principal corporate trust office of the Trustee or the principal office of the Bank or the office of the Letter of Credit Bank at which drawing documents are required to be presented under the Letter of Credit is located are required or authorized to close or a day on which The New York Stock Exchange is closed.

                  "Change Order" shall have the meaning ascribed to such term in
Section 7.07.

                  "Closing Date" means the date of execution and delivery of this Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder, including any amendments and successor provisions thereto.

                  "Completion Date" shall have the meaning ascribed to such term in Section 7.03.

                  "Contamination" means the presence of Hazardous Substances at the Premises, or arising from the Premises or activities at the Premises, which may require remediation under any applicable law.

                  "Custodial Bank" shall have the meaning ascribed to such phrase in Section 3.06 hereof.

                  "Custodial Bank Agreement" shall have the meaning ascribed to such phrase in Section 3.06 hereof.

                  "Debt" of any Person means: (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person upon which interest charges are customarily paid; (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person; (e) all obligations of such Person issued or assumed as deferred construction price for completed work or deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business but only if and so long as the same are payable on customary trade terms); (f) all Guarantees by such Person of Debt of others;
(g) all capital lease obligations of such Person; (h) all obligations for unfunded pension liabilities to the extent that the projected benefit obligations of all employee pension plans maintained by such Person or any ERISA Affiliate exceeds the fair value of the plan assets of such plans, as determined in accordance with GAAP; and (i) all reimbursement obligations of such Person in respect of letters of credit and similar instruments.

                  "Default" means an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default.

                  "Environmental Laws" means all statutes, ordinances, regulations, orders, permits and requirements of common law concerning environmental matters and relating to: (i) activities at the Premises; (ii) repairs or construction of any improvements at the Premises; (iii) handling of any materials at the Premises; (iv) discharges to the air, soil, surface water or ground water from any facilities at the Premises; and (v) storage, treatment or disposal (on-site or off-site) of any waste at or connected with any activity at the Premises.

                  "ERISA" shall have the meaning ascribed to such term in
Section 5.12.

                  "ERISA Affiliate" shall have the meaning ascribed to such term in Section 5.12.

                  "Event of Default" shall have the meaning ascribed to such term in Section 8.01.

                  "Expiration Date" shall have the meaning ascribed to such term in the Letter of Credit.

                  "Final Payment Drawing" shall have the meaning ascribed to such term in the Letter of Credit.

                  "Fiscal Year" means the annual accounting year of the Borrower, which currently begins on January 1 in each calendar year.

                  "GAAP" means generally accepted accounting principles consistently applied.

                  "General Contract" means the construction contract between the Borrower and the General Contractor for the construction of the Improvements.

                  "General Contractor" means Irwin & Leighton, Inc., the general contractor for the construction of the Improvements pursuant to the General Contract.

                  "Guarantee" of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or becoming surety for or having the economic effect of guaranteeing or becoming surety for any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including without limitation: (a) any obligation of such Person, direct or indirect: (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt; (ii) to lease or purchase property or purchase services for the purpose of assuring the owner of such Debt of the payment of such Debt; or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt; and (b) any Lien (or existing right to be secured by a Lien) on property of such Person to secure Debt of others, whether or not such Debt has been assumed by such Person; provided that the term Guarantee shall not include endorsements for collection or deposit, in either case, in the ordinary course of business. For purposes of this Agreement, the amount of a Guarantee shall be the amount of the Debt guaranteed thereby.

                  "Hazardous Substances" means: (a) "hazardous substances" as defined in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. (section)9601(14)), as amended from time to time, and the regulations promulgated thereunder; (b) "regulated substances" within the meaning of subtitle I of the Resource Conservation and Recovery Act (42 U.S.
C. (section)6991(2)), as amended from time to time, and the regulations promulgated thereunder; (c) "contaminants" or "hazardous substances" as defined in or pursuant to the Pennsylvania Hazardous Sites Cleanup Act (35 P.S. (section)6020.101 et seq.), as amended from time to time, and the regulations promulgated thereunder; (d) "hazardous wastes" as defined pursuant to the Pennsylvania Solid Waste Management Act (35 P.S. (section)6018.101 et seq.), as amended from time to time, and the regulations promulgated thereunder; (e) any other substances which may be the subject of liability pursuant to Sections 316 or 401 of the Pennsylvania Clean Streams Law (35 P.S. (section)691.1 et seq.), as amended from time to time, and the regulations promulgated thereunder; (f) any "hazardous substances", "hazardous wastes", "hazardous materials", "medical wastes" or other substances as defined in or prohibited by or regulated pursuant to any federal, state or local law relating to environmental matters, as amended from time to time, and regulations promulgated thereunder; (g) any substance the presence of which on the applicable property is prohibited by or regulated pursuant to law similar to those set forth in this definition; and (h) any other substance which by law requires special handling in its collection, storage, treatment or disposal.

                  "Improvements" means the building and the renovations and improvements thereto included in the Project.

                  "Interest Component" shall have the meaning ascribed to such term in the Letter of Credit.

                  "Interest Drawing" shall have the meaning ascribed to such term in the Letter of Credit.

                  "Lien" means any lien (statutory or otherwise), security interest, mortgage, deed of trust, pledge, hypothecation, assignment (for the purpose of providing security), deposit arrangement, encumbrance, preference, priority or other security or preferential arrangement of any kind or nature whatsoever (including without limitation any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

                  "Liquidity Drawing" shall have the meaning ascribed to such term in the Letter of Credit.

                  "Mortgage" shall have the meaning ascribed to such term in
Section 3.04.

                  "Note" shall have the meaning ascribed to such term in Section 2.01(b).

                  "Participating Banks" shall have the meaning ascribed to such term in Section 9.12.

                  "PBGC" shall have the meaning ascribed to such term in Section 5.12.

                  "Permitted Liens" shall have the meaning ascribed to such term in Section 5.08.

                  "Person" means any individual, for-profit or nonprofit corporation, partnership, joint venture, association, joint-stock company, estate, trust, unincorporated organization, governmental body or any agency or political subdivision thereof, or other legal entity.

                  "Plans" means the plans, drawings and specifications prepared for the General Contractor for the Improvements delivered to the Bank pursuant to Section 7.01(a), as modified by Change Orders effected in accordance with
Section 7.07.

                  "Pledged Bonds" shall have the meaning ascribed to such term in Section 3.03.

                  "Premises" means the real estate located at 102 Witmer Road, Horsham, Pennsylvania, together with all improvements located thereon, now or in the future, all of which is more fully described in the Mortgage.

                  "Principal Drawing" shall have the meaning ascribed to such term in the Letter of Credit.

                  "Project Cost Schedule" shall have the meaning ascribed to such term in Section 7.01.

                  "Project Fund" shall have the meaning ascribed to such term in the Indenture.

                  "Remarketing Agent" means CoreStates Capital Markets, a division of CoreStates Bank, N.A. and its successors and assigns as Remarketing Agent under the Indenture.

                  "Remarketing Agreement" means the Remarketing Agreement, dated as of March 1, 1997 between the Remarketing Agent and the Borrower relating to the Remarketing Agent's duties under the Indenture.

                  "Security Agreement" shall have the meaning ascribed to such term in Section 3.04.

                  "Security Documents" means the Bond Pledge Agreement, the Mortgage, the Security Agreement, the financing statements and continuation statements delivered pursuant to Section 3.05, the Custodial Bank Agreement and any other instruments delivered to the Bank from time to time to guarantee and/or secure obligations of the Borrower under this Agreement or the Note.

                  "Series A Bonds" shall have the meaning ascribed to such phrase in Section 6.20.

                  "Series A Reimbursement Agreement" shall have the meaning ascribed to such phrase in Section 6.20.

                  "Standby Letter of Credit", "Standby Bank" and "Standby Reimbursement Agreement" shall have the meanings ascribed to such terms in
Section 2.02(d).

                  "Term Rate" shall have the meaning ascribed to such term in the Indenture.

                  "Unremarketed Tendered Bonds" means Bonds which: (a) have been tendered for purchase pursuant to the tender option provisions of the Bonds and the Indenture; and (b) have not been successfully remarketed by the Remarketing Agent prior to 10:00 a.m. on the date of purchase thereof pursuant to such tender.

                  Section 1.02. Accounting and Commercial Terms. All accounting terms used but not otherwise defined herein, shall have the respective meanings generally accorded to them under GAAP. All terms used but not otherwise defined herein which are defined in the Uniform Commercial Code of any applicable state relating to secured transactions shall have the respective meanings assigned to them therein.

                  Section 1.03. Rules of Construction; Time of Day. In this Agreement, unless otherwise indicated: (i) defined terms may be used in the singular or the plural and the use of any gender includes all genders; (ii) the words "hereof", "herein", "hereto", "hereby" and "hereunder" refer to this entire Agreement (including all Schedules and Exhibits hereto); and (iii) all references to particular Articles, Sections, Schedules or Exhibits are references to the Articles, Sections, Schedules or Exhibits of this Agreement unless otherwise specified. References to any time of the day in this Agreement shall, unless otherwise specified, refer to eastern standard time or eastern daylight saving time, as in effect in Philadelphia, Pennsylvania on such day.

                  Section 1.04. Security Agreement. The Borrower agrees that with respect to personal property constituting security in this Agreement, including, but not limited to the personal property described in Sections 6.20 and 6.21 hereof, the Bank shall have all of the rights and remedies of a secured party under the Pennsylvania Uniform Commercial Code.

                                   ARTICLE II

                            CREDIT AND REIMBURSEMENT

                  Section 2.01.     Credit.

                     (a) Participating Bank Agreement. The Borrower hereby requests the Bank to enter into the Participating Bank Agreement with the Letter of Credit Bank. At the request and for the account of the Borrower and subject to the conditions precedent hereinafter set forth, the Bank will enter into the Participating Bank Agreement with the Letter of Credit Bank on the Closing Date. The Borrower hereby acknowledges and agrees that: (i) the Borrower has received copies of the Participating Bank Agreement and the Letter of Credit and is familiar with their terms; (ii) the Borrower will be obligated under this Agreement to promptly reimburse the Bank for all advances made by the Bank to the Letter of Credit Bank under the Participating Bank Agreement in accordance with the terms of this Agreement; (iii) the Borrower will take all action required on its part to comply with the terms of the Participating Bank Agreement; and (iv) the Bank agrees not to consent to any amendments to the Participating Bank Agreement to the material detriment of the Borrower without the Borrower's prior written consent.

                     (b) Note. Each drawing under the Letter of Credit for which the Bank is obligated to reimburse the Letter of Credit Bank shall constitute a principal loan advance in the amount of such drawing (regardless of the purpose of such drawing) by the Bank to the Borrower evidenced by this Agreement and by the Borrower's Note, dated as of the Closing Date in the stated principal amount of $8,579,967.12 (the "Note"), which the Borrower shall execute and deliver to the Bank in the form of Exhibit A. Each such loan advance shall be payable by the Borrower to the Bank, with interest, as described in Section 2.02(a). The principal of the Note may be advanced, repaid and readvanced on a revolving basis in accordance with this Agreement. The Note shall be retained by the Bank until such time as no further credit is available to the Trustee under the Letter of Credit and all amounts payable hereunder and under the Note have been paid in full with interest.

                  Section 2.02.     Reimbursement and Other Payments to Bank.

                     (a) Reimbursement Payments and Interest. The Borrower hereby agrees to pay or cause to be paid to the Bank:

                        (1) a sum equal to each commitment fee payable by the
            Bank to the Letter of Credit Bank under Section 2.5 of the Participating Bank Agreement, on the earlier of: (i) the day such commitment fee becomes due and payable by the Bank; or (ii) the day such commitment fee is actually paid by the Bank;

                        (2) a sum equal to each amount drawn under the Letter of
            Credit by an Interest Drawing, a Principal Drawing or a Final Payment Drawing, on the earlier of: (i) the day reimbursement for such amount becomes due and payable by the Bank to the Letter of Credit Bank under Section
            2.2 of the Participating Bank Agreement or any other provision of the Participating Bank Agreement; or (ii) the day reimbursement for such amount is actually made by or on behalf of the Bank to the Letter of Credit Bank;

                        (3) a sum equal to each amount drawn against the
            Interest Component of the Letter of Credit Amount by a Liquidity
            Drawing: (A) in the case of any such amount drawn on an Interest Payment Date (as defined in the Indenture) of the Bonds being purchased with the proceeds of such Liquidity Drawing, on the same Business Day that such amount is so drawn; and (B) in all other cases, on the first to occur of: (i) the first Business Day of the first calendar month following the calendar month in which said amount is so drawn; (ii) the date on which the Bonds purchased with the proceeds of such Liquidity Drawing are remarketed by the Remarketing Agent and the proceeds thereof delivered to the Trustee;
            (iii) the date on which the Bonds purchased with the proceeds of such Liquidity Drawing are redeemed or otherwise paid in full; or
            (iv) the Expiration Date;

                        (4) a sum equal to each amount drawn against the
            Principal Component of the Letter of Credit Amount by a Liquidity Drawing, on the first to occur of: (i) the date on which the Bonds purchased with the proceeds of such Liquidity Drawing are remarketed by the Remarketing Agent and the proceeds thereof are delivered to the Trustee; (ii) the date on which the Bonds purchased with the proceeds of such Liquidity Drawing are redeemed or otherwise paid in full; or (iii) the Expiration Date;

                        (5) a sum equal to each drawing fee and each transfer
            fee payable by the Bank to Letter of Credit Bank under Section 2.6 of the Participating Bank Agreement, on the day that such drawing fee or transfer fee becomes due and payable by the Bank;

                        (6) a sum equal to each amount of costs, fees or
            expenses incurred by or imposed on the Letter of Credit Bank and payable by the Bank to the Letter of Credit Bank under Section 9.3 of the Participating Bank Agreement, on the day that such amount becomes due and payable by the Bank;

                        (7) a sum equal to each other amount payable by the Bank
            to the Letter of Credit Bank under Section 4.4 or 8.4 or any other Section of the Participating Bank Agreement, on the day that such amount becomes due and payable by the Bank; and

                        (8) a sum equal to each amount of interest payable by
            the Bank to the Letter of Credit Bank under Section 2.3 or 4.5 of the Participating Bank Agreement, on the earlier of: (i) the day such interest becomes due and payable by the Bank; or (ii) the day such interest is actually paid by the Bank.

Each sum payable to the Bank under this Section 2.02(a) shall bear interest, in the case of any sum payable under Section 2.02(a)(2), (3) or (4) from the date the corresponding amount is drawn under the Letter of Credit until such sum is paid in full and in the case of any sum payable under Section 2.02(a)(1), (5),
(6), (7) or (8) from the date such sum is due until such sum is paid in full (it being understood and agreed that any sum paid after 3:00 p.m. on a Business Day shall bear interest as if it was paid at 9:00 a.m. on the next following Business Day), at a fluctuating rate per annum (computed for the actual number of days elapsed, based on a 360-day year) equal to one percent (1.0%) per annum above the Base Rate; provided that if any such sum or interest thereon or any other amount payable by the Borrower under this Agreement or the Note is not paid within 10 days of the date such sum, interest or other amount is due and payable to the Bank under this Agreement or the Note, after written notice has been sent by the Bank to the Borrower, then such sum shall thereafter bear interest at a fluctuating rate per annum (computed for the actual number of days elapsed, based on a 360-day year) equal to five percent (5.0%) per annum above the Base Rate until such sum or interest and all other amounts due and payable under this Agreement have been paid in full. All interest accruing on amounts payable under Section 2.02(a)(2) shall be payable on the date the respective amount is paid and otherwise on demand. All interest accruing on amounts payable under Section 2.02(a)(3) shall be payable on the first Business Day of each calendar month after the date of the corresponding drawing is honored under the Letter of Credit and on the date the respective amount is paid. All other interest accruing pursuant to this Section 2.02(a) shall be due and payable on demand. All payments under this Section 2.02(a) shall be applied first to the payment of interest due and payable under this Section 2.02(a) and then to the reduction of the principal balance of sums due and payable under this Section 2.02(a).

                     (b) Intentionally Omitted.

                     (c) Commitment Fees. On the Closing Date and quarterly on each June 1, September 1, December 1 and March 1 thereafter so long as any credit remains available to the Trustee under the Letter of Credit, the Borrower shall pay to the Bank a commitment fee computed in advance at the rate of one percent (1.0%) per annum (i.e. one quarter of one percent (.25%) per quarter) of the sum of: (i) the Letter of Credit Amount as of the first day of such period; plus (ii) the aggregate amount of any drawings theretofore honored by the Letter of Credit Bank in respect of which the Letter of Credit Bank may thereafter be required to reinstate the Letter of Credit pursuant to the terms thereof. Computations of commitment fees to be paid to the Bank under this Section shall be for the actual number of days in the applicable period, based on a 360-day year. There shall be no reduction or refund of any portion of any such commitment fee in the event the Letter of Credit expires or is drawn upon, reduced (automatically or otherwise), or otherwise modified during the quarterly period in respect of which a commitment fee is computed.

                           On the Closing Date and quarterly on each June 1,
September 1, December 1 and March 1 thereafter so long as any credit remains available to the Trustee under the Letter of Credit, the Borrower shall pay to the Bank for the benefit of the Letter of Credit Bank a commitment fee computed in advance at the rate of one quarter percent (.25%) per annum (i.e. one sixteenth of one percent (1/16%) per quarter) of the sum of: (i) the Letter of Credit Amount as of the first day of such period; plus (ii) the aggregate amount of any drawings theretofore honored by the Letter of Credit Bank in respect of which the Letter of Credit Bank may thereafter be required to reinstate the Letter of Credit pursuant to the terms thereof. Computations of commitment fees to be paid to the Letter of Credit Bank under this Section shall be for the actual number of days in the applicable period, based on a 360-day year. Except as set forth below, there shall be no reduction or refund of any portion of any such commitment fee in the event the Letter of Credit expires or is drawn upon, reduced (automatically or otherwise) or otherwise modified during the quarterly period in respect of which a commitment fee is computed.

                           The Bank and the Letter of Credit Bank agree to
reimburse a pro rata portion of Commitment Fees paid by the Borrower in advance, if subsequent to any such quarterly payments, but in the period for which the payments were made, the Letter of Credit is terminated by deliverying of a notice in the form of Annex 7 to the Letter of Credit.

                     (d) Standby Letter of Credit Costs. In the event that the Bank is required to cause a standby letter of credit (a "Standby Letter of Credit") of another bank (the "Standby Bank") to be delivered to the Letter of Credit Bank pursuant to Section 6.09 of the Participating Bank Agreement to secure the Bank's obligations thereunder, the Borrower shall reimburse the Bank on demand, from time to time, for any and all reimbursement payments, interest payments, commitment fees, charges and other costs (including reasonable fees and expenses of counsel for the Standby Bank) paid or incurred by the Bank under the related reimbursement agreement between the Bank and the Standby Bank (the "Standby Reimbursement Agreement") or otherwise in connection with the issuance or maintenance of or any drawing on the Standby Letter of Credit.

                     (e) Increased Costs. If after the Closing Date any enactment, promulgation or adoption of or change in any applicable foreign or domestic law, regulation or rule or in the interpretation or administration thereof by any court, administrative or governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or any controlling affiliate) with any guideline, request or directive issued after the date hereof (whether or not having the force of law) of any such authority, central bank or comparable agency, shall either: (i) impose, modify or deem applicable any reserve, special deposit, insurance assessment or similar requirement (including without limitation a guideline, request or directive which affects the manner in which the Bank allocates capital resources to its commitments and/or risks, including its obligations and/or risks under the Participating Bank Agreement, this Agreement or the Note); (ii) affect the amount of capital required or expected to be maintained the Bank (or any controlling affiliate); (iii) subject the Bank to any tax, levy, impost, duty, deduction, withholding or other charge or change the basis of taxation of the Bank (other than a change in a rate of tax based on income of the Bank); or (iv) impose on the Bank any other condition regarding this Agreement, the Note or the Security Documents and the result of any event referred to in clause (i), (ii), (iii) or (iv) of this sentence shall be to increase the direct or indirect cost to the Bank of entering into or maintaining the Participating Bank Agreement, of agreeing to make, making or maintaining the loans evidenced by the Note or of funding or maintaining the obligations and/or risks of the Bank under this Agreement or the Note or to reduce the amounts receivable by the Bank hereunder or under the Note or to reduce the rate of return on the capital of the Bank (or any controlling affiliate) in connection with the Participating Bank Agreement, this Agreement or the Note (which increase in cost, reduction in amounts receivable or reduction in rate of return shall be determined by the Bank's reasonable allocation of such cost increase, reduction in amounts receivable or reduction in rate of return resulting from such event), then within 15 Business Days after demand by the Bank accompanied by the related certificate described in the last sentence of this Section, the Borrower shall pay to the Bank, from time to time, as specified by the Bank, additional amounts that in the aggregate shall be sufficient to compensate the Bank for such increased cost, reduction in amounts receivable or reduction in rate of return. A certificate as to such increased cost, reduction in amounts receivable or reduction in rate of return submitted by the Bank to the Borrower containing an explanation of such increased cost, reduction in amounts receivable or reduction in rate of return and the manner of calculation thereof shall, in absence of manifest error, be conclusive and binding for all purposes.

                     (f) General Interest Accrual. Except as otherwise provided in Section 2.02(a), all payments to the Bank under this Agreement (including without limitation all payments becoming due under Sections 2.02(c), 2.02(d) and 2.02(e)) shall be accompanied by interest thereon, from the date such payments become due until they are paid in full, at a fluctuating rate per annum (computed for the actual number of days elapsed, based on a 360-day year) equal to one percent (1.0%) per annum above the Base Rate; provided that if any amount that is not paid within 10 days of the date such amount is due and payable to the Bank under this Agreement after written notice has been sent by the Bank to the Borrower, then (except as otherwise provided in Section 2.02(a)) all amounts payable pursuant to this Agreement shall thereafter bear interest at a fluctuating rate per annum (computed for the actual number of days elapsed, based on a 360-day year) equal to five percent (5.0%) per annum above the Base Rate, until all amounts due and payable pursuant to this Agreement have been paid in full.

                     (g) Place of Payment. All payments by the Borrower to the Bank under this Agreement shall be made in lawful currency of the United States at the Bank's office at 2 Jefferson Bank Center, Downingtown, Pennsylvania 19335-0901, Attention: Donald F. McGraw, or at such other address and to the attention of such other person as the Bank may stipulate by written notice to the Borrower.

                  Section 2.03. Payments Under Loan Agreement. The Borrower shall make all Loan Payments, Purchase Payments and Additional Payments (as defined in the Loan Agreement) as and when due under the Loan Agreement. In furtherance of the foregoing, the Borrower shall make all Loan Payments to the Bank at least one Business Day prior to the corresponding due dates thereof under the Loan Agreement.

                  Section 2.04. Obligations Absolute. The obligations of the Borrower under this Article shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances: (i) any lack of validity or enforceability of the Letter of Credit, the Participating Bank Agreement, the Standby Letter of Credit, the Standby Reimbursement Agreement, the Bond Documents or any other agreement or document relating thereto; (ii) any amendment or waiver of or any consent to or departure from the Letter of Credit, the Participating Bank Agreement, the Standby Letter of Credit, the Standby Reimbursement Agreement, the Bond Documents or any document relating thereto; (iii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against the Letter of Credit Bank or the Trustee (or any persons or entities for whom the Letter of Credit Bank or the Trustee may be acting), the Remarketing Agent, the Bank or any other person or entity, whether in connection with this Agreement, the transactions described herein or any unrelated transaction; or
(iv) any of the circumstances contemplated in clauses (1) through (7), inclusive, of Section 2.06(a). The Borrower understands and agrees that no payment by it under any other agreement (whether voluntary or otherwise) shall constitute a defense to its obligations hereunder, except to the extent that the Bank has been indefeasibly paid in full or indefeasibly credited for such payment.

                  Section 2.05. Indemnification. In addition to any and all rights of the Bank to reimbursement, indemnification or subrogation or any other rights of the Bank at law or in equity, to the extent permitted by applicable law, the Borrower hereby indemnifies and holds harmless the Bank (and its directors, officers, employees and agents) from and against any and all claims, damages, losses, liabilities, costs or expenses (including interest, penalties and reasonable attorneys' fees for counsel of the Bank's choice) whatsoever which the Bank may incur (or which may be claimed against the Bank by any Person whatsoever) by reason of or in connection with: (a) the issuance or a transfer of, or payment or failure to pay under, the Letter of Credit; (b) the entering into, or payment or failure to pay under, the Participating Bank Agreement or the Standby Reimbursement Agreement; (c) any breach by the Borrower or the Issuer of any representation, warranty, covenant, term or condition in, or the occurrence of any default under, this Agreement, the Security Documents or the Bond Documents, including all reasonable fees or expenses resulting from the settlement or defense of any claims or liabilities arising as a result of any such breach or default; and (d) involvement of the Bank in any legal suit, investigation, proceeding, inquiry or action as a consequence, direct or indirect, of the Bank's entering into this Agreement, the Participating Bank Agreement, the Standby Reimbursement Agreement or any other event or transaction contemplated by any of the foregoing; provided the Borrower shall not be required to indemnify the Bank for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by the willful misconduct or negligence of the Bank. Nothing in this Section is intended to limit the Borrower's reimbursement and interest payment obligations contained in
Section 2.02(a). The obligations of the Borrower under this Section shall survive the termination of this Agreement.

                  Section 2.06.     Liability of Bank.

                     (a) As between the Borrower and the Bank, the Borrower assumes all risks of the acts or omissions of the Trustee, the Letter of Credit Bank or the Standby Bank with respect to the Letter of Credit, the Participating Bank Agreement or the Standby Reimbursement Agreement. Neither the Bank nor any of its officers or directors shall be liable or responsible for: (1) the use which may be made of the Letter of Credit or the Standby Letter of Credit or for any acts or omissions of the Trustee or the Letter of Credit Bank in connection therewith or with the Participating Bank Agreement; (2) the form, validity, sufficiency, accuracy or genuineness of any documents (including without limitation any documents presented under the Letter of Credit, the Participating Bank Agreement or the Standby Letter of Credit), or of any statement therein or endorsement thereon, even if any such documents, statements or endorsements should in fact prove to be in any or all respects invalid, insufficient, fraudulent, forged, inaccurate or untrue; (3) the payment by the Letter of Credit Bank, the Bank or the Standby Bank against presentation of documents which do not comply with the terms of the Letter of Credit, the Participating Bank Agreement or the Standby Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit, the Participating Bank Agreement or the Standby Letter of Credit, or any other failure by the Trustee, the Letter of Credit Bank or the Standby Bank to comply fully with conditions required in order to effect or honor a drawing under the Letter of Credit or the Standby Letter of Credit or in order to entitle the Letter of Credit Bank or the Standby Bank to payment under the Participating Bank Agreement or the Standby Reimbursement Agreement; (4) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign the Letter of Credit or the rights or benefit thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (5) errors, omissions, interruptions, losses or delays in transmission or delivery of any messages by mail, cable, telegraph, telex, telephone or otherwise; (6) any loss or delay in the transmission or otherwise of any document or draft required in order to effect a drawing under the Letter of Credit or the Standby Letter of Credit or in order to entitle the Letter of Credit Bank or the Standby Bank to payment under the Participating Bank Agreement or the Standby Reimbursement Agreement; or (7) any other circumstances whatsoever in making or failing to make payment under the Letter of Credit, the Participating Bank Agreement, the Standby Letter of Credit or the Standby Reimbursement Agreement; except only that the Borrower shall have a claim against the Bank, and the Bank shall be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by: (i) the Bank's willful misconduct or gross negligence; or (ii) the Bank's willful failure to pay under the Participating Bank Agreement or the Standby Reimbursement Agreement after written demand by the Letter of Credit Bank or the Standby Bank to the Bank for payment of an amount due and payable under the Participating Bank Agreement or the Standby Reimbursement Agreement, unless the Bank in good faith believes that it is prohibited by law or other legal authority from making such payment.

                     (b) Except for the Bank's payment obligations under the Participating Bank Agreement and the Standby Reimbursement Agreement, the Bank shall have no liability to the Borrower or any other person as a result of any reduction of the credit rating of the Bank or any deterioration in the Bank's financial condition. No reduction of the credit rating of the Bank or any deterioration in the Bank's financial condition shall reduce or in any way diminish the obligations of the Borrower to the Bank under this Agreement, including without limitation the Borrower's obligation to pay commitment fees to the Bank and to reimburse the Bank for any amounts paid to the Letter of Credit Bank or the Standby Bank.


                                   ARTICLE III

                                    SECURITY

                  Section 3.01. Security and Subrogation under Indenture. The Borrower and the Bank intend that: (i) the Bank will have the security and benefit of the Bond Documents as provided in the Indenture; and (ii) in the event of reimbursement of the Letter of Credit Bank by the Bank for one or more draws under the Letter of Credit and the application thereof to the payment of Bonds, the Bank will be subrogated pro tanto to the rights of the Trustee and the holders of such Bonds and the Letter of Credit Bank in and to all funds and security held by the Trustee under the Indenture for the payment of the principal of and interest on such Bonds, including, without limitation, all project funds, debt service funds and other funds and securities and other instruments comprising investments thereof. In addition, the Bank shall have any and all other subrogation rights available to the Bank at law or in equity.

                  Section 3.02. Pledge of Rights to Certain Funds and Investments. To secure the Borrower's obligations to the Bank under this Agreement and the Note, the Borrower hereby pledges to the Bank, and grants to the Bank a security interest in, all of the Borrower's right, title and interest in and to all funds and investments thereof now or hereafter held by the Trustee under the Indenture as security for the payment of the Bonds, including without limitation any and all project funds, debt service funds and other funds and securities and other instruments comprising investments thereof and interest and other income derived therefrom held as security for the payment of the Bonds, such pledge, assignment and grant being under and subject only to the rights of the Trustee and the Letter of Credit Bank under the Indenture. The Borrower covenants and agrees that it will defend the Bank's rights and security interests created by this Section against the claims and demands of all persons. In addition to its other rights and remedies under this Agreement and the Bond Documents, the Bank shall have all the rights and remedies of a secured party under the Pennsylvania Uniform Commercial Code or other applicable law with respect to the security interests created by this Section. The Bank's rights under this Section are in addition to, and not in lieu of, its rights described in Section 3.01.

                  Section 3.03. Pledged Bonds. To secure the Bank's reimbursement and interest payment obligations to the Letter of Credit Bank with respect to drawings on the Letter of Credit to purchase Bonds pursuant to the Indenture and to secure the Borrower's obligations to the Bank under this Agreement and the Note to reimburse the Bank therefor with interest, the Borrower shall enter into the Bond Pledge Agreement by which it pledges and assigns to the Letter of

Credit Bank and the Bank, and grants to the Letter of Credit Bank and the Bank a security interest in, all of the Borrower's right, title and interest, now owned or hereafter acquired, in and to any and all Unremarketed Tendered Bonds (together with all income therefrom and proceeds thereof) purchased pursuant to the Indenture with funds derived in whole or in part from a drawing under the Letter of Credit. Unremarketed Tendered Bonds shall be pledged to the Letter of Credit Bank and the Bank and delivered to and held by the Trustee as agent for the Letter of Credit Bank and the Bank under the Bond Pledge Agreement. Unremarketed Tendered Bonds which are so held by the Trustee as agent for the Letter of Credit Bank and the Bank are herein referred to as "Pledged Bonds". Any principal of, premium on and interest on Pledged Bonds which becomes due and payable shall be paid to the Letter of Credit Bank as provided in the Bond Pledge Agreement. All sums of money so paid to the Letter of Credit Bank in respect of Pledged Bonds shall be credited against the Bank's obligation to reimburse the Letter of Credit Bank and the Borrower's obligation to reimburse the Bank, with interest, in respect of the amount drawn to fund the purchase of such Pledged Bonds pursuant to the Indenture.

                  Section 3.04. Mortgage; Security Agreement. To further secure the Borrower's obligations to the Bank under this Agreement and the Note, the Borrower shall execute and deliver to the Bank: (a) a Mortgage, Assignment of Lease and Security Agreement, dated March 20, 1997 covering the Premises (the "Mortgage"); and (b) a Security Agreement, dated as of March 1, 1997 covering the fixtures and equipment included in the Project (the "Security Agreement").

                  Section 3.05. Financing Statements. The Borrower will execute and deliver such financing statements and continuation statements under the Pennsylvania Uniform Commercial Code or other applicable law as the Bank may specify in order to perfect and maintain perfection of the Bank's security interests under this Agreement, and the Mortgage and the Security Agreement, and will pay the costs of filing the same in such public offices as the Bank may designate.

                  Section 3.06. Custodial Bank Agreement. To further secure the Borrower's obligations to the Bank under this Agreement and the Note, the Borrower shall execute and deliver to the Bank a Custodial and Collateral Security Agreement, dated March 20, 1997 (the "Custodial Bank Agreement"). The Custodial Bank Agreement shall be entered into with a financial institution acceptable to the Bank in its sole discretion (the "Custodial Bank").

                  Section 3.07. Benefit, Security and Subrogation Rights of Letter of Credit Bank. The Bank and the Borrower hereby agree for the benefit of the Letter of Credit Bank that: (a) the Letter of Credit Bank shall have the benefit and security of this Agreement and the Security Documents with respect to the amounts payable by the Borrower under this Agreement corresponding to the amounts payable by the Bank to the Letter of Credit Bank under the Participating Bank Agreement, as if this Agreement and the Security Documents expressly named the Letter of Credit Bank as an obligee, grantee, secured party and/or other beneficiary hereunder and thereunder with respect to such amounts; and (b) in the event of a draw under the Letter of Credit and failure of the Bank to reimburse the Letter of Credit Bank, with interest, in accordance with the Participating Bank Agreement, the Letter of Credit Bank will be subrogated and succeed to the rights of the Bank in, to and under this Agreement and the Security Documents with respect thereto; provided that in the Participating Bank Agreement, the Letter of Credit Bank has agreed not to exercise any such rights against the Borrower unless the Bank is in default of the Participating Bank Agreement and the Bonds have been called for mandatory purchase or accelerated pursuant to the Indenture. In furtherance of the foregoing, the Borrower agrees for the benefit of the Letter of Credit Bank to execute and deliver to the Letter of Credit Bank from time to time as requested by the Letter of Credit Bank such instruments and take such further actions as the Letter of Credit Bank may request from time to time to confirm and effect such benefit, security and rights of subrogation and succession.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT

                  Section 4.01.     Intentionally Omitted.

                  Section 4.02. Documentation. As conditions precedent to the Bank's entering into the Bank Participation Agreement, the Bank shall have received each of the following in form and substance satisfactory to the Bank:

                     (a) Executed copies of this Agreement, the Note, the Mortgage, the Bond Pledge Agreement, the Security Agreement and the Custodial Bank Agreement, and true and correct copies of the Bond Documents and all documentation delivered in connection therewith;

                     (b) Such financing statements as the Bank may require pursuant to Section 3.05;

                     (c) Certified copies of the articles of incorporation, the bylaws and authorizing resolutions of the Borrower;

                     (d) A certificate of an officer of the Borrower as of the Closing Date stating that: (i) the representations and warranties contained in
Article V are true and correct; and (ii) no Default or Event of Default has occurred and is continuing;

                     (e) An opinion of Ballard Spahr Andrews & Ingersoll, counsel to the Borrower to the effect that: (1) the Borrower is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware with all requisite power and authority to execute, deliver and perform its obligations under this Agreement, the Note, the Security Documents to which the Borrower is a party, the Loan Agreement and the Remarketing Agreement and to acquire, construct and/or equip the Project as contemplated by the Bond Documents and this Agreement; (2) the Borrower has obtained from the governmental authorities, boards, agencies, courts, officers or commissions having jurisdiction over the Borrower all approvals, consents, authorizations, certifications, reviews and other orders that are necessary for the execution, delivery and performance by the Borrower of its obligations under this Agreement, the Note, the Security Documents to which the Borrower is a party, the Loan Agreement and the Remarketing Agreement and the acquisition, construction and/or equipping of the Project; (3) the form, terms, execution and delivery of this Agreement, the Note, Security Documents to which the Borrower is a party, the Loan Agreement and the Remarketing Agreement have been duly authorized, and all conditions precedent to the execution and delivery of this Agreement, the Note, the Security Documents to which the Borrower is a party, the Loan Agreement and the Remarketing Agreement by the Borrower have been fulfilled; (4) this Agreement, the Note, the Security Documents to which the Borrower is a party, the Loan Agreement and the Remarketing Agreement constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency or other laws affecting the rights of creditors generally and by the application of general principles of equity; (5) the execution and delivery of and the performance by the Borrower of its obligations under, this Agreement, the Note, the Security Documents to which the Borrower is a party, the Loan Agreement and the Remarketing Agreement will not violate, conflict with or constitute a default under any provision of the Borrower's articles of incorporation or bylaws or any law, rule, regulation, order or judgment applicable to the Borrower or, to the best knowledge of such counsel, any agreement, indenture or other instrument to which the Borrower is a party or by which it or any of its properties may be bound; and (6) there is no pending or, to the best knowledge of such counsel, threatened action, suit, proceeding, inquiry or investigation before or by any court, governmental agency or arbitrator against or involving the Borrower which, in any case, might materially and adversely affect the financial condition or operations of the Borrower, the validity or enforceability of this Agreement, the Note, the Security Documents or the Bond Documents or the construction, acquisition or equipping of the Project as contemplated by the Bond Documents and this Agreement;

                     (f) Intentionally Omitted;

                     (g) Intentionally Omitted;

                     (h) Audited financial statements of the Borrower for the Fiscal Year ended December 31, 1995;

                     (i) A prepaid title insurance policy issued by a reputable carrier satisfactory to the Bank, insuring the Mortgage in an amount acceptable to the Bank, subject only to such liens and encumbrances as the Bank may approve, such policy to be on the American Land Title Association Standard Loan Policy - Revised Coverage, 1992 Form, without a pending disbursements clause, containing (i) an endorsement against unrecorded easements, discrepancies or conflicts in boundary lines, shortage in area and encroachments which an accurate and complete survey would disclose and against loss or damage by reason of encroachment other than by party walls and (ii) copies of any restrictions or easements affecting the Premises and, with respect to any restrictions, an endorsement that they have not been violated and that future violation would not work a forfeiture or reversion of title to the Premises;

                     (j) Evidence of the insurance required under Section 6.04 hereof and the Security Documents, including certificates of insurance, mortgagee or lender loss payee endorsements in favor of the Bank, and certified copies of insurance policies (if and as requested by the Bank); and evidence that the Premises is not located in a Special Flood Hazard area as defined by the United States Department of Housing and Urban Development;

                     (k) A certified legal description and survey of the land included in the Premises by a surveyor approved by the Bank showing proposed locations of all present and contemplated improvements, driveways, easements and any encroachments;

                     (l) A "Phase I" environmental audit of the Premises, which shall reveal no violations of any Environmental Laws and no other conditions which are unacceptable to the Bank in its sole discretion. The Phase I Environmental Site Audit, dated January 8, 1997, prepared by D.C.R. Environmental Securities, Inc. is acceptable to the Bank;

                     (m) An appraisal in compliance with federal and state laws applicable to the Bank, valuing the Project in an amount satisfactory to the Bank in its sole discretion;

                     (n) Intentionally Omitted;

                     (o) Intentionally Omitted;

                     (p) Intentionally Omitted;

                     (q) Such other documents, certificates, approvals, assurances and opinions as are listed in the closing memorandum filed with the Trustee in connection with the issuance of the Bonds or as the Bank may reasonably request.

                  Section 4.03. Issuance of Bonds. On the Closing Date all conditions precedent to the issuance and original sale of the Bonds shall have been satisfied, and the Bonds shall have been duly issued and delivered.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

                The Borrower represents and warrants as follows:

                  Section 5.01. Existence. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the Commonwealth of Pennsylvania.

                  Section 5.02. Power, Authorization and No Conflicts. The Borrower has the power and authority and the legal right to own and operate its properties, to lease the properties it operates under lease, and to carry on its business as it is now being conducted, and is duly qualified to transact business as a foreign corporation (or partnership) in good standing under the laws of each state where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that failure to qualify to transact business would not have a material adverse affect on the financial condition or operations of the Borrower and would not materially adversely affect the Borrower's ability to perform its obligations under this Agreement and the Note and the Security Documents and Bond Documents to which it is a party. The execution, delivery and performance by the Borrower of this Agreement and the Note and the Security Documents and the Bond Documents to which it is a party: (i) are within its power and authority; (ii) have been duly authorized by all necessary action of the Borrower, and (iii) do not conflict with, violate or constitute a default under the articles of incorporation or the bylaws of the Borrower or any law, rule, regulation, decree, order or judgment applicable to the Borrower or any indenture, mortgage, agreement, instrument, contract or other restriction binding on or affecting the Borrower or any of its properties, or result in the creation of any mortgage, pledge, lien or encumbrance upon any of its properties other than as provided by the terms thereof.

                  Section 5.03. Governmental Authorizations; Permits, Licenses and Other Approvals. To the best of its knowledge, the Borrower has all licenses, permits, approvals, qualifications, consents and other authorizations necessary for the lawful conduct of its business and operations wherever now conducted, pursuant to all applicable statutes, laws, ordinances, rules and regulations of all governmental authorities having, asserting or claiming jurisdiction over the Borrower or over any part of its operations, except to the extent that failure to have the same would not have a material adverse effect on the financial condition or operations of the Borrower. Copies of all such licenses, permits, approvals, qualifications, consents and other authorizations shall be provided to the Bank, upon request. The Borrower is not in default under any of such license, permit, approval, consent, qualification or authorization and no event has occurred, and no condition exists, which, with the giving of notice or the passage of time or both, would constitute a default thereunder or would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such license, permit, approval, qualification, consent or authorization, except to the extent that the same would not have a material adverse effect on the financial condition or operations of the Borrower. The continuation, validity and effectiveness of all such licenses, permits, approvals, consents, qualifications and authorizations will not be adversely affected by the transactions contemplated in this Agreement. No authorization, approval or other action by, and no notice to or filing with, any governmental authority, regulatory body or court is required for the due execution, delivery and performance by the Borrower of this Agreement, the Note and the Security Documents and the Bond Documents to which the Borrower is a party, except such as have been obtained.

                  Section 5.04. Validity and Binding Effect. To the best of the knowledge of the Borrower, this Agreement, the Note, the Security Documents and the Bond Documents to which the Borrower is a party are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, subject to the application by a court of general principles of equity and to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally.

                  Section 5.05. No Litigation. Except as disclosed to the Bank in writing prior to the Closing Date, there is no pending action or proceeding before any court, governmental agency or arbitrator against or involving the Borrower and, to the best knowledge of the Borrower, there is no threatened action or proceeding affecting the Borrower before any court, governmental agency or arbitrator which, in any case, might materially and adversely affect the financial condition or operations of the Borrower, or the validity or enforceability of this Agreement, the Note, the Security Documents or the Bond Documents, or the construction, acquisition, equipping or operation of the Project.

                  Section 5.06. No Violations. To the best of the knowledge of the Borrower, the Borrower is not in any material way in breach of or in default under: (a) any applicable law, rule or regulation of any local government, the Commonwealth of Pennsylvania or the United States or any applicable judgment or decree; or (b) any material loan agreement, indenture, lease, sublease, bond, note, resolution, agreement or other instrument to which it is a party or otherwise subject, and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute a material event of default under any such instrument, except for violations, if any, which the Borrower has disclosed to the Bank in writing and is proceeding in good faith to remove or correct. The Borrower has no knowledge of any violation, nor has it received any notice or other record of any violation, of any zoning, subdivision, environmental, building, fire, safety, health or other statute, ordinance, regulation, restrictive covenant or other restriction applicable to the Premises, except for violations, if any, which the Borrower has disclosed to the Bank in writing and is proceeding in good faith to remove or correct.

                  Section 5.07. Project Compliance. To the best of the knowledge of the Borrower, the acquisition, construction and/or equipping of the Project as contemplated by this Agreement, the use of the Project for the purpose contemplated hereby and the operation of the Project do and shall, in all material respects, comply with, and are lawful, permitted and conforming uses under, all applicable building, fire, safety, subdivision, zoning, sewer, environmental, securities, health, insurance and other laws, ordinances, rules, regulations and plan approval conditions of any governmental or public body or authority, and the Borrower has obtained, or will obtain prior to commencement of acquisition, construction and/or equipping of the Project, all permits, licenses or approvals from such governmental or public bodies or authorities which are a necessary precondition to the acquisition, construction and/or equipping of the Project.

                  Section 5.08. No Liens. There exist no recorded Liens against the Premises (including statutory and other liens of mechanics, workmen, contractors, subcontractors, suppliers, taxing authorities and others), except the Mortgage, the Security Agreement and those additional liens, encumbrances and charges disclosed in the Bank's title insurance policy insuring the Lien of the Mortgage and that certain Declaration of Covenants and Restrictions, dated March 20, 1997, between Pennsylvania Business Campus Delaware, Inc. and the Borrower (the "Permitted Liens"); and the Borrower has not made a contract or arrangement of any kind, the performance of which by the other party thereto could give rise to a Lien on the Premises by operation of law or otherwise except such as are adequately and fully covered by the Bank's title insurance insuring the lien of the Mortgage. The Borrower has no knowledge of any unrecorded Liens.

                  Section 5.09. Utilities and Access. All utility services necessary for construction and/or operation of the Project, including water supply, storm and sanitary sewer facilities, gas, electricity and telephone facilities are, or prior to the Completion Date will be, available within the boundaries of the Premises; and all roads necessary for the full utilization of the Project for its intended purposes either have been completed or the necessary rights-of-way therefor have been acquired by the appropriate governmental authority or others or have been or will, prior to the Completion Date, be dedicated to public use and accepted by such governmental authority, and all necessary steps have been taken by the Borrower and all such governmental authority or others to assure complete construction and installation thereof by the Completion Date.

                  Section 5.10. Financial Information.

                     (a) The balance sheet of the Borrower as of December 31, 1995 and the related statements of income and changes in financial position of the Borrower for the Fiscal Year then ended: (i) have been prepared in accordance with GAAP; (ii) have been examined by Arthur Andersen, LLP, Certified Public Accountants; (iii) are true and complete and present fairly the financial condition and results of operations of the Borrower as of December 31, 1995 for the period covered thereby; and (iv) said balance sheet, together with the notes thereto, accurately reflects all liabilities, including contingent liabilities, of the Borrower as of the date thereof.

                     (b) Intentionally Omitted.

                     (c) Since December 31, 1995 the Borrower has conducted its operations in the ordinary course, and there has been no material adverse change in the financial condition or operations of the Borrower.

                  Section 5.11. Taxes. The Borrower has filed all tax returns which were required to be filed in any jurisdiction, and has paid all taxes shown thereon to be due or otherwise due upon the Borrower or any of its properties, income or franchises, including interest, assessments, fees and penalties, or has provided adequate reserves for the payment thereof. To the best knowledge of the Borrower, no claims are threatened, pending or being asserted with respect to, or in connection with, any return referred to in this Section, which, if adversely determined, would have a material adverse effect on the financial condition or operations of the Borrower, or would affect the Borrower's ability to perform its obligations under this Agreement, the Note, the Security Documents and the Bond Documents.

                  Section 5.12. ERISA Representations. The fair value of the plan assets of all employee pension plans maintained by the Borrower or its ERISA Affiliates exceed the projected benefit obligations of such plans for service rendered to the close of the most recent complete plan year of such plans, as determined in accordance with GAAP. No employee pension plan maintained by the Borrower or any ERISA Affiliate which is subject to Part 3 of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") has an accumulated funding deficiency (as defined in Section 302(a) of ERISA), no reportable event (as defined in Section 4043 of ERISA) has occurred with respect to any employee pension plan maintained for employees of the Borrower or any ERISA Affiliate and covered by Title IV of ERISA, no liability has been asserted against the Borrower or any ERISA Affiliate by the Pension Benefit Guaranty Corporation ("PBGC") or by a trustee appointed pursuant to
Section 4042(b) or (c) of ERISA, and no lien has been attached and no Person has threatened to attach a lien to any of the Borrower's or any ERISA Affiliate's property as a result of failure to comply with ERISA or as a result of the termination of any employee pension plan covered by Title IV of ERISA. Each employee pension plan (as defined in Section 3(2) of ERISA) maintained for employees of the Borrower or any ERISA Affiliate which is intended to be qualified under Section 401(a) of the Code, including all amendments to such plan or to any trust agreement, group annuity or insurance contract or other governing instrument, is the subject of a favorable determination by the Internal Revenue Service with respect to its qualification under Section 401(a) of the Code or, as to those amendments not yet subject to such a determination, such amendments meet the requirements of Section 401(a) of the Code in all material respects or, if they do not, the Borrower will take all necessary action to conform such nonconforming amendments to the requirements of Section 401(a) of the Code and the Borrower will exercise its best efforts to obtain such a favorable determination letter within a reasonable period of time. With respect to any multiemployer pension plan (as defined in Section 3(37) of ERISA) to which the Borrower or any ERISA Affiliate is or has been required to contribute subsequent to September 25, 1980: (i) no material withdrawal liability (within the meaning of Section 4201 of ERISA) has been incurred by the Borrower or any ERISA Affiliate; (ii) no material withdrawal liability has been asserted against the Borrower or any ERISA Affiliate by a sponsor or an agent of a sponsor of any such multiemployer plan; (iii) no such multiemployer pension plan is in reorganization (as defined in Section 4241(a) of ERISA); and (iv) neither the Borrower nor any ERISA Affiliate has any unfilled obligation to contribute to any such multiemployer pension plan. As used in this Agreement, "ERISA Affiliate" means: (i) any corporation included with the Borrower in a controlled group of corporations within the meaning of Section 414(b) of the Code; (ii) any trade or business (whether or not incorporated or for-profit) which is under common control with the Borrower within the meaning of Section 414(c) of the Code; (iii) any member of an affiliated service group of which the Borrower is a member within the meaning of Section 414(m) of the Code, and (iv) any other entity treated as being under common control with the Borrower under Section 414(o) of the Code.

                  Section 5.13. Environmental Representations. The Borrower has conducted the inquiries described in Exhibit C, which is attached hereto and made a part hereof, and, except as set forth in Exhibit C, the Borrower has no knowledge of: (a) any activity at Premises, or any storage, treatment or disposal of any Hazardous Substance or solid waste connected with any activity at the Premises, which has been conducted, or is being conducted, in violation of any Environmental Law; (b) any of the following present at the Premises which could give rise to material liabilities, material costs for remediation or a material adverse change in the financial condition or operations of the
Borrower: (i) Contamination; (ii) polychlorinated biphenyls; (iii) asbestos or materials containing asbestos; (iv) urea formaldehyde foam insulation; or (v) tanks presently or formerly used for the storage of any liquid or gas; (c) any investigation or findings pertaining to the Premises regarding the presence of radon gas or radioactive decay products of radon at the site of the Premises in a concentration materially in excess of either the concentrations disclosed in any investigation or the "acceptable level" as defined in Section 6.18; or (d) any tanks presently or formerly used for the storage of any liquid or gas below ground at the Premises. The Borrower has commissioned an expert in site contamination acceptable to the Bank to conduct a Phase I investigation for site contamination prior to the Closing Date, the scope of which, in the expert's professional opinion, would be reasonably likely to discover Contamination of sufficient severity to warrant inclusion of the Premises on the National Priorities List or contamination of parallel severity by a substance which does not constitute a "Hazardous Substance" for purposes of the Comprehensive Environmental Response, Compensation and Liability Act, and has provided a report of that investigation to the Bank. Except as set forth in Exhibit C: (1) all notices, permits, licenses or similar authorizations, if any, required to be obtained or filed by the Borrower relating to Hazardous Substances or solid waste in connection with the Premises, including without limitation past or present treatment, storage, disposal or release of any Hazardous Substances or solid waste into the environment, have been obtained or filed; (2) all Hazardous Substances and solid waste generated by the Borrower have in the past been, to the best of the Borrower's knowledge, transported, treated and disposed of only by carriers maintaining valid permits under all applicable Environmental Laws and only at treatment, storage and disposal facilities maintaining valid permits under applicable Environmental Laws, which carriers and facilities have been and are, to the best of the Borrower's knowledge, operating in compliance with such permits; and (3) the Borrower has no material contingent liability in connection with any release of any Hazardous Substance or solid waste into the environment.

                  Section 5.14. Representations in Other Documents. The Borrower hereby makes to and for the benefit of the Bank each of the representations and warranties of the Borrower contained in the Bond Documents and the other documents delivered by the Borrower in connection therewith.


                                   ARTICLE VI

                                GENERAL COVENANTS

                  So long as any amount is available under the Letter of Credit or any amount is due and owing to the Letter of Credit Bank under the Participating Bank Agreement or to the Standby Bank under the Standby Reimbursement Agreement or any amount is due and owing to the Bank hereunder, the Borrower covenants that, except to the extent the Bank shall otherwise consent in writing, each of the following covenants shall be performed and complied with by the Borrower as indicated:

                  Section 6.01. Maintenance of Existence; Mergers. The Borrower will maintain its existence, rights and privileges and its qualification to do business in the Commonwealth of Pennsylvania, will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another entity or permit one or more other entities to consolidate with or merge into it; except that the Borrower may consolidate with or merge into another corporation or permit another corporation to consolidate with or merge into it, provided that (a) the resulting or surviving corporation is qualified to do business in the Commonwealth of Pennsylvania and the resulting or surviving corporation, if other than the Borrower, delivers to the Bank at the time of such consolidation or merger a written instrument by which it assumes all of the obligations of the Borrower under this Agreement, the Note and the Security Documents to which the Borrower is a party and agrees to be bound by all of the terms hereof and (b) such consolidation or merger shall not result in an immediate or projected violation of any other provision of this Agreement, the Security Documents or the Bond Documents.

                  Section 6.02. Compliance with Laws. The Borrower will comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority the noncompliance with which could materially and adversely affect its operations or financial condition, except for any such laws, rules, regulations and orders which the Borrower is contesting in good faith by appropriate proceedings and the noncompliance with which during such contest would not materially and adversely affect the Borrower's operations or financial condition if the result of such contest were adverse to the Borrower.

                  Section 6.03. Maintenance of Governmental Authorizations. The Borrower will obtain and maintain in full force and effect all governmental and other authorizations, approvals, consents, permits, licenses, certifications and qualifications necessary for the ownership and operation of the Project.

                  Section 6.04. Maintenance of Insurance. The Borrower will maintain or cause to be maintained with respect to the Project: (i) hazard insurance (including builder's risk insurance with respect to the original construction of the Project and any other construction), with fire and extended coverage, vandalism and malicious mischief coverage; (ii) business interruption insurance; (iii) comprehensive general liability insurance and motor vehicle insurance for bodily injury and property damage; and (iv) worker's compensation insurance. Each of the policies described in the preceding sentence shall be in form, amounts and substance and with insurance companies reasonably satisfactory to the Bank, containing 30-day notification of cancellation or material change in coverage clauses in favor of the Bank. The Borrower will maintain such other insurance with responsible and reputable insurance companies in such amounts and covering such risks as are customarily maintained by entities similar to the Borrower or as the Bank may reasonably require by written notice to the Borrower. The Borrower shall furnish to the Bank, upon written request: (a) full information as to all insurance carried by it; (b) mortgagee or lender loss payee endorsements in favor of the Bank; and (c) certified copies of such insurance policies.

                  Section 6.05. Compliance with Bond Documents and Other Contracts. The Borrower will comply with all of its covenants and agreements under the Bond Documents, in all material respects, as the same may hereafter be amended or supplemented from time to time, and comply with, or cause to be complied with, all material requirements and conditions of all contracts and insurance policies which relate to the Borrower or the Project.

                  Section 6.06. Maintenance of Properties. The Borrower will maintain and preserve all of its properties (including the Premises) in good working order and condition, ordinary wear and tear excepted; not permit, commit or suffer any waste of any of its properties; not use or permit the use of any of its properties for any unlawful purpose or permit any nuisance to exist thereon; and not sell, lease, transfer or otherwise dispose of any substantial part of its properties, except in the ordinary course of its operations.

                  Section 6.07. Visitation Rights. The Borrower will, at any reasonable time and from time to time, after its receipt of reasonable advance notice from the Bank, permit the Bank or its agents or representatives to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower, and to discuss the affairs, finances and accounts of the Borrower with the officers and accountants of the Borrower. The Bank agrees to comply with the Borrower's rules and regulations during any such visits.

                  Section 6.08. Keeping of Books. The Borrower will keep proper books of record and account, in which full and correct entries shall be made of financial transactions and the assets and operations of the Borrower in accordance with GAAP, and have a complete audit of such books of record and account made by certified public accountants reasonably acceptable to the Bank for each Fiscal Year.

                  Section 6.09. Reporting Requirements. The Borrower will furnish or cause to be furnished to the Bank the following (in such number of copies as the Bank may reasonably request for itself and the Participating Banks):

                     (a) As soon as available and in any event within 45 days after the close of each fiscal quarter of each Fiscal Year of the Borrower, unaudited financial statements for the Borrower, including a balance sheet and related statement of income as of the end of such fiscal quarter and for such fiscal quarter and the current Fiscal Year to the end of such fiscal quarter, which shall be internally prepared and presented on a consistent basis and in accordance with GAAP (subject to normal year-end adjustments);

                     (b) As soon as available and in any event within 90 days after the close of each Fiscal Year of the Borrower:

                        (1) financial statements for the Borrower, including a
            balance sheet and related statements of income and changes in financial position as of the end of such Fiscal Year and for such Fiscal Year, which shall be prepared and reported on without qualification by independent certified public accountants reasonably acceptable to the Bank in accordance with GAAP, and shall fairly present the financial condition of the Borrower as at the end of such Fiscal Year; and

                        (2) a certificate signed by an officer of the Borrower
            stating that to the best of its knowledge: (i) during such Fiscal Year the Borrower has observed and performed all of its covenants and agreements set forth in this Agreement, the Security Documents and the Bond Documents, except as disclosed in such certificate; and
            (ii) no Default or Event of Default has occurred and is continuing, except as disclosed in such certificate;

                     (c) Upon receipt thereof by the Borrower, copies of any letter or report with respect to the management, operations or properties of the Borrower submitted to the Borrower by its accountants in connection with any annual audit of the Borrower's accounts, and a copy of any written response of the Borrower to any such letter or report;

                     (d) As soon as possible and in any event within 30 days after receipt of notice thereof: (1) notice of any pending or threatened litigation, investigation or other proceeding involving the Premises or the
Borrower: (i) which could have a material adverse effect on the Project or the operations or financial condition of the Borrower; or (ii) wherein the potential damages, in the reasonable judgment of the Borrower based upon the advice of counsel experienced in such matters, are not fully covered by the insurance policies maintained by the Borrower (except for the deductible amounts applicable to such policies); and (2) any and all information with respect to such litigation, investigation or proceeding as the Bank may reasonably request;

                     (e) As soon as possible, notice of any material adverse change in the operations, financial condition or prospects of the Borrower;

                     (f) As soon as possible and in any event within 15 days after the Borrower has knowledge of a Default and upon the occurrence of each Event of Default, a statement of an officer of the Borrower setting forth the details of such Default or Event of Default and the action which the Borrower proposes to take with respect thereto;

                     (g) Concurrently with any filing made to the Securities Exchange Commission, by the Borrower, a copy of all such filings, including but not limited to the Borrower's Quarterly Reports on Form 10Q and Annual Reports on Form 10K, Current Reports on Form 8K, as well as proxy statements and other information.

                     (h) Such other information respecting the operations and properties, financial or otherwise, of the Borrower as the Bank may from time to time reasonably request.

                  Section 6.10. Payment of Debt. The Borrower will make full and timely payment of the principal of and interest on each outstanding Debt of the Borrower, whether now existing or hereafter arising, and comply in all material respects with all covenants and agreements set forth in instruments evidencing, securing or governing such Debt.

                  Section 6.11. Payment of Taxes. The Borrower will file all required tax returns. The Borrower will pay before the same shall become delinquent and before penalties have accrued thereon, all taxes, assessments and governmental charges or levies imposed on the income, profits, franchises, property or business of the Borrower, as the case may be, except to the extent and so long as: (a) the same are being contested in good faith by appropriate proceedings; and (b) adequate reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower. Upon request, the Borrower will provide to the Bank copies of such returns and receipts for payment of such taxes.

                  Section 6.12. Consents Under Bond Documents. The Borrower will obtain the consent of the Bank whenever the consent of the Issuer or the Trustee is required to be obtained under the Bond Documents.

                  Section 6.13. Amendments to Bond Documents. The Borrower will not consent to or enter into any amendment of or supplement to the Bond Documents other than as may be required by law or as may be mandated by the terms thereof.

                  Section 6.14. Limitation on Conversion to Term Rate. The Borrower will not exercise its rights under the Bond Documents to request the Issuer to establish a Term Rate for the Bonds.

                  Section 6.15. Limitation on Optional Calls. The Borrower will not exercise its rights under the Bond Documents to direct the Issuer to call the Bonds for any optional redemption thereof, unless the Borrower first demonstrates to the reasonable satisfaction of the Bank that at the time of such optional redemption the Letter of Credit Bank and the Bank will be fully reimbursed with respect to all drawings on the Letter of Credit in connection with such optional redemption.

                  Section 6.16. Leases. The Borrower hereby represents that there are no leases or agreements to lease all or any part of the Premises now in effect except those leases, if any, approved in writing by the Bank. The Borrower agrees not to enter into any leases or agreements to lease all or any part of the Premises, unless: (i) the Borrower shall have obtained the prior written approval thereof and of the respective tenant by the Bank; and (ii) the Borrower shall have fully complied with the provisions of the Loan Agreement with respect thereto. Each such lease shall be on a form of lease approved by the Bank. All leases shall be net leases and shall include subordination and attornment provisions satisfactory to the Bank in its sole discretion.

                  Section 6.17. ERISA. The Borrower will at all times maintain the fair value of the plan assets of all employee pension plans and life, accident and health plans maintained by the Borrower or any ERISA Affiliate at a level equal to or greater than the projected benefit obligations of such plans for service rendered to the close of the most recent complete plan year of such plans, as determined in accordance with GAAP. Neither the Borrower nor any ERISA Affiliate will: (i) voluntarily terminate any employee pension plan covered by Title IV of ERISA, so as to cause material liability of the Borrower to PBGC or to a trustee appointed pursuant to Section 4042(b) or (c) of ERISA; (ii) permit to exist any Prohibited Transaction (as defined in Section 4975 of the Code or in Section 406 of ERISA) involving an employee benefit plan within the meaning of Section 3(3) of ERISA for which there is no statutory or administrative exemption and which may result directly or indirectly in material liability of the Borrower to the Internal Revenue Service or the United States Department of Labor; (iii) cause the occurrence of any Reportable Event (as defined in Title IV of ERISA) which may result in material liability of the Borrower to the Internal Revenue Service or the United States Department of Labor; (iv) permit the occurrence of any event or the existence of any condition which may result in material withdrawal liability (within the meaning of Section 4201 of ERISA) of the Borrower or any ERISA Affiliate to any multiemployer pension plan (as defined in Section 3(37) of ERISA); or (v) allow or suffer to exist any other event or condition known to the Borrower or any ERISA Affiliate with respect to an employee benefit plan within the meaning of Section 3(3) of ERISA which may result in material liability of the Borrower to PBGC, the Internal Revenue Service or the United States Department of Labor. Upon obtaining direct knowledge of the occurrence of any event described in (1), (2) or (3) below, the Borrower will give prompt written notice to the Bank of: (1) each failure to comply with the provisions of this Section; (2) any notification of assessment of withdrawal liability (within the meaning of Section 4201 of ERISA) received by the Borrower or any ERISA Affiliate from any multiemployer pension plan (as defined in Section 3(37) of ERISA); and (3) any lien arising under Section 302(f) of ERISA in favor of any employee pension plan maintained for employees of the Borrower or any ERISA Affiliate which is subject to Part 3 of Title I of ERISA.

                  Section 6.18.  Environmental Covenants.

                     (a) The Borrower will cause all activities at the Premises, and all storage, transportation, treatment and disposal of any Hazardous Substances or solid waste connected with any activity at the Project, to be conducted in compliance with all Environmental Laws. The Borrower will cause all permits, licenses or approvals to be obtained, and will cause all notifications to be made, with respect to the Premises as required by Environmental Laws, and will, at all times, cause compliance with the terms and conditions of any such approvals or notifications. If requested by the Bank, the Borrower will provide to the Bank with respect to the Premises copies of: (i) applications or other materials submitted to any governmental agency in compliance with Environmental Laws; (ii) any notifications submitted to any Person pursuant to Environmental Laws; (iii) any permit, license, approval, amendment or modification thereto granted pursuant to Environmental Laws; (iv) any record or manifest required to be maintained pursuant to Environmental Laws; and (v) any correspondence, notice of violation, summons, order, complaint or other document received by the Borrower, its lessees, sublessees or assigns, pertaining to compliance with any Environmental Laws.

                     (b) The Borrower will not cause, contribute to or permit any Contamination during the term of this Agreement. The Borrower will, at all times during the term of this Agreement, cause Hazardous Substances created, used or otherwise present at the Premises to be handled in a manner which will not cause an undue risk of Contamination.

                     (c) The Borrower will cause all construction of new structures at the Premises during the term of this Agreement to use design features which safeguard against or mitigate the accumulation of radon or radon products in concentrations exceeding an acceptable level in any such new structure. At the earliest feasible time during or after construction of any new structure at the Premises, the Borrower will commission an investigation of such new structure for the presence of radon or radon products and shall provide a report of such investigation to the Bank. The presence of radon or radon products in any existing structure at the Premises in a concentration materially in excess of concentrations disclosed pursuant to Section 5.13 or in any new structure in excess of the acceptable level shall constitute a default hereunder. For purposes of this paragraph, "acceptable level" shall mean the lowest applicable maximum concentration established by any governmental agency with jurisdiction over the Premises. In the absence of a legally binding maximum concentration, the "acceptable level" shall be an air concentration of 4 picocuries per liter average annual concentration.

                     (d) Upon the occurrence of an Event of Default, the Bank may, at its discretion, commission an investigation at the Borrower's expense of: (i) compliance at the site of the Premises with Environmental Laws; (ii) the presence of Hazardous Substances or Contamination at the Premises; (iii) the presence at the Premises of materials which are described in clause (b) of
Section 5.13; (iv) the presence at the Premises of environmentally sensitive areas; (v) the presence at the Premises of radon products; or (vi) the presence at the Premises of tanks of the type described in clause (d) of Section 5.13. In connection with any investigation pursuant to this paragraph, the Borrower, and its lessees, sublessees and assigns, will comply with any reasonable request for information made by the Bank or its agents in connection with any such investigation. Any response to any such request for information will be full and complete. The Borrower will assist the Bank and its agents to obtain any records pertaining to the Project or the Premises or to the Borrower and the lessees, sublessees or assigns of the Borrower in connection with an investigation pursuant to this paragraph. The Borrower will accord the Bank and its agents access to all areas of the Premises at reasonable times and in reasonable manners in connection with any investigation pursuant to this paragraph. No investigation commissioned pursuant to this paragraph shall relieve the Borrower from any responsibility for its representations and warranties under Section 5.13.

                     (e) The Borrower hereby agrees to indemnify and to hold harmless the Bank of, from and against any and all expense, loss or liability suffered by the Bank by reason of the Borrower's breach of any of the provisions of Section 5.13 or this Section including, but not limited to: (1) any and all expenses that the Bank may incur in complying with any Environmental Laws; (2) any and all costs that the Bank may incur in studying or remedying any Contamination; (3) any and all fines, penalties or other sanctions (including a voiding of any transfer of the Project) assessed upon the Bank by reason of a failure of the Borrower to have complied with Environmental Laws; (4) any and all loss of value of the Project by reason of: (i) failure to comply with Environmental Laws; (ii) the presence at the Premises of any Hazardous Substances; (iii) the presence at the Premises of any materials which are described in clause (b) of Section 5.13; (iv) the presence at the Premises of any environmentally sensitive areas; (v) the presence at the Premises of radon or radon products in concentrations not disclosed pursuant to Section 5.12; or
(vi) the presence at the Premises of any tank below ground undisclosed pursuant to Section 5.13; and (5) any and all reasonable legal and professional fees and costs incurred by the Bank in connection with the foregoing.

                  Section 6.19. Further Assurances. The Borrower will execute and deliver from time to time such further instruments and take such further actions as may be required to carry out the purposes and provisions of this Agreement and to assure the Bank of the subrogation and security rights in favor of the Bank contemplated by Article III and by the Indenture.

                  Section 6.20. Financial Covenants. (a) The Borrower shall maintain all of its investment accounts, up to a maximum aggregate amount of $50,000,000, with the Custodial Bank. The Borrower shall maintain in such investment accounts created with the Custodial Bank a combined total of its unencumbered cash and liquid short term investments (investments with a remaining maturity of less than three years) ("Unrestricted Cash") in an amount which shall have a fair market value equal to at least $20,000,000. If the value of the Unrestricted Cash held by the Custodial Bank, from time to time, shall fall below a fair market value equal to $20,000,000 (but not less than $15,000,000) the Custodial Bank, shall, in accordance with the Custodial Bank Agreement, immediately transfer an amount of the Unrestricted Cash, with a fair market value equal to fifty percent (50%) of the Letter of Credit Amount at that time, to the Bank, for deposit into the "Bank's Pledge Account B" which is hereby created. If the total fair market value of the Unrestricted Cash, together with the funds held in the Bank's Pledge Account B shall, from time to time, be valued at a fair market value equal to less than

$15,000,000, the Custodial Bank shall, in accordance with the Custodial Bank Agreement, immediately transfer an amount of Unrestricted Cash to the Bank for deposit into the Bank's Pledge Account B, so that the value of the total amount held in the Bank's Pledge Account B shall have a fair market value equal to one hundred percent (100%) of the Letter of Credit Amount at that time.

                  (b) If, from time to time, after the transfer or transfers of Unrestricted Cash to the Bank's Pledge Account B described in (a) above, the Borrower is able to provide additional Unrestricted Cash to the Custodial Bank in: (i) an amount so that the fair market value of the Unrestricted Cash held by the Custodial Bank together with the funds held in the Bank's Pledge Account B shall have a fair market value equal to at least $15,000,000, but less than $20,000,000, the Bank shall transfer an amount of the funds held in the Bank's Pledge Account B to the Custodial Bank, in order that the funds remaining in the Bank's Pledge Account B shall have a fair market value equal to fifty percent (50%) of the Letter of Credit Amount at that time; or (ii) an amount so that the fair market value of the Unrestricted Cash held by the Custodial Bank together with the funds held in the Bank's Pledge Account B shall have a fair market value equal to at least $20,000,000, the Bank shall transfer the entire amount of funds held in the Bank's Pledge Account B to the Custodial Bank.

                  (c) The Bank shall satisfy the lien of the Mortgage and release other collateral securing the Borrower's obligations hereunder, if Unrestricted Cash, with a fair market value equal to one hundred percent (100%) of the Letter of Credit Amount is held by the Bank in the Bank's Pledge Account B, and the Borrower delivers a written request to the Bank: (i) stating that the Borrower desires to continually maintain Unrestricted Cash in the Bank's Pledge Account B with a fair market value equal at all times to the Letter of Credit Amount for as long as any credit remains available to the Trustee under the Letter of Credit; (ii) requesting the Bank to satisfy the lien of the Mortgage and to release any other collateral securing the Borrower's obligations hereunder upon the deposit of the Unrestricted Cash in the Bank's Pledge Account B; and (iii) acknowledging that the Unrestricted Cash held in the Bank's Pledge Account B shall remain in the Bank's Pledge Account B for so long as any credit remains available to the Trustee under the Letter of Credit and notwithstanding the value of any funds held, if any, by the Custodial Bank pursuant to the Custodial Bank Agreement.

                  (d) Upon the occurrence of an Event of Default hereunder, or upon the occurrence of an "Event of Default" under the Reimbursement Agreement, dated as of March 1, 1997 (the "Series A Reimbursement Agreement"), between the Borrower and the Bank, executed in connection with the issuance by the Issuer of its Variable Rate Demand Revenue Bonds (Neose Technologies, Inc. Project), Series A of 1997 (the "Series A Bonds"), the Custodial Bank shall, in accordance with the terms of the Custodial Bank Agreement, immediately and automatically transfer an amount of the investment securities held by the Custodial Bank for the Borrower into the Bank's Pledge Account B, so that the total amount held in the Bank's Pledge Account B shall be equal to the Letter of Credit Amount. Upon the occurrence of any such Event of Default and the funding of the Bank's Pledge Account B as set forth above, the Borrower will cooperate with the Bank and execute any and all documentation necessary to provide the Bank with a perfected first lien security interest in the investment securities held in the Bank's Pledge Account B in accordance with the laws of the Commonwealth of Pennsylvania.

                  Section 6.21. Principal Prepayments. The Borrower agrees to optionally redeem the Bonds in the amounts, on the dates and in accordance with the optional prepayment schedule set forth on Exhibit D which is attached hereto and made a part hereof. On April 15, 1997, and on the fifteenth day of each calendar month thereafter so long as any Bonds are outstanding under the Indenture, the Borrower shall pay to the Bank, for deposit by the Bank into the "Bond Prepayment Fund B" which is hereby created, an amount equal to 1/12 of the amount of the Bonds to be optionally redeemed by the Borrower on the following April 1. Funds held in the Bond Prepayment Fund B shall be immediately and automatically transferred to the Bank to reimburse the Letter of Credit Bank for draws made by the Trustee in accordance with the Letter of Credit to optionally redeem the principal of the Bonds on such dates. The Borrower agrees to take all steps necessary and required by the Indenture to require the Trustee to make the optional redemptions of the Bonds on such dates, in accordance with the terms and provisions of the Indenture.

                  Section 6.22. Working Capital. The Borrower will at all times maintain a "working capital position", as defined in accordance with GAAP, of $20,000,000. Unrestricted Cash plus amounts held in the Bank's Pledge Account B may be included by the Borrower and its accountants in determining the Borrower's "working capital position". If the Borrower decides to comply with the provisions of Section 6.20(c) hereof, upon the Borrower's compliance thereof to the satisfaction of the Bank, this covenant shall no longer be operative.

                  Section 6.23. Deposit Relationship. The Bank shall be the Borrower's primary bank of non-investment accounts. The Borrower agrees to consider using the Bank's asset management affiliates as investment managers for all short term investments, provided such affiliates deliver proposals which are competitive with those of non-affiliated asset managers. Any cash or investments held by the Bank (other than funds held in the Bank's Pledge Account B and in the Bond Prepayment Fund B) shall not be considered collateral for the Borrower's Obligations hereunder and under the Note, any more than if they were being held or managed by entities not affiliated with the Bank.

                                  ARTICLE VII

                     PROJECT FUND AND CONSTRUCTION COVENANTS

                  Section 7.01. Project Cost Schedule; Application of Project Fund. The Project Costs and Sources of Funds Schedule (the "Project Cost Schedule") set forth in Exhibit B is an estimate of the capital requirements for the Project. The Borrower shall not submit any requisition to the Trustee for disbursement of funds from the Project Fund for Project costs which are materially inconsistent with the Project Cost Schedule, and the Borrower shall not apply any Bond proceeds in a manner materially inconsistent with the requisition therefor submitted to the Trustee. Any Project costs incurred in excess of the budgeted amounts set forth in the Project Cost Schedule will be paid for by the Borrower upon demand of the Bank. Notwithstanding the foregoing provisions, if the whole amount allocated to any component of Project cost as set forth in the Project Cost Schedule is not, or in the Bank's judgment will not be, expended for such component, then, with the Bank's approval, the Borrower may cause such excess to be reallocated and used for any other component of Project cost set forth on the Project Cost Schedule. The Borrower shall not submit to the Trustee under the Loan Agreement or the Indenture any requisition for hard construction costs with respect to the Improvements unless the Bank shall have first received each of the following in form and substance satisfactory to the Bank:

                     (a) Copies of the Plans for the Improvements, approved by the General Contractor, the Borrower and any governmental authorities whose approvals of the Plans are required under applicable law;

                     (b) Intentionally Omitted;

                     (c) A certified copy of the General Contract, which shall provide for: (i) a fixed price or guaranteed maximum cost satisfactory to the Bank; (ii) advance requests to be on a form satisfactory to the Bank, supported by invoices for work completed; and (iii) 5% holdback until completion of all work thereunder of payments for the work under the General Contract;

                     (d) Intentionally Omitted;

                     (e) To the extent and at the time or times permitted by applicable law, general waivers or stipulations against mechanic's and materialman's liens by the General Contractor for the Project;

                     (f) Copies of all building permits, licenses and special ordinances required for or relating to the construction and equipping of the Project;

                     (g) Intentionally Omitted;

                     (h) An assignment by the Borrower to the Bank of the General Contract, with the consent of the General Contractor together with a letter from the General Contractor agreeing to perform the General Contract for the Bank's account if requested by the Bank upon the occurrence of an Event of Default;

                     (i) Intentionally Omitted;

                     (j) Intentionally Omitted; and

                     (k) Evidence of the insurance required by Section 7.08.

                  Section 7.02. Requisition Approvals. The Borrower shall submit to the Bank, for its approval prior to disbursement thereon, each requisition and related supporting materials required by the Loan Agreement or the Indenture, together with: (a) an itemization of the funds requisitioned against the Project Cost Schedule; (b) in the case of hard construction costs, a construction advance request on a form satisfactory to the Bank and an approval by the Bank's construction inspector (the fees and expenses of which construction inspector shall be paid by the Borrower); (c) supporting invoices;
(d) if requested by the Bank, a title bringdown search showing no additional liens; (e) such other supporting documentation as the Bank may reasonably request; and (f) a request to the Bank for approval of such requisition certifying, among other things, that: (i) the funds to be advanced against the requisition will be fully applied in accordance with the Project Cost Schedule;
(ii) the construction of the Improvements to date has been performed in a good and workmanlike manner; (iii) no Default or Event of Default has occurred and is continuing; (iv) the undisbursed balance of the Bond proceeds is sufficient to complete Project; and (v) reaffirming the representations and warranties of the Borrower in this Agreement. The Borrower will withdraw any requisition which the Bank does not approve. The Bank's review and approval of the requisitions and the acquisition, construction and/or equipping of the Project is solely for the protection of the Bank's interests under this Agreement, and the Bank shall not be deemed, by virtue of its inspection of the Project or approval of any requisition, to have made any representation to any person with respect to the acquisition, construction and/or equipping of the Project, the validity of any costs thereof, or the satisfaction of any conditions under the Loan Agreement or the Indenture with respect to the funding of requisitions (other than the Bank's consent thereto). All conditions to the obligation of the Bank to approve requisitions hereunder are imposed solely and exclusively for the benefit of the Bank and its assigns, and no other person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the Bank will approve or not approve advances in the absence of strict compliance with any or all thereof, and no other person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by the Bank at any time if, in its sole discretion, it deems it advisable to do so. The Bank shall not in any way or for any purpose be deemed to be or to become a partner of or a joint venturer or a member of a joint enterprise with the Borrower in connection with the acquisition, construction and/or installation of the Improvements or the ownership, development or operation of the Project.

                  Section 7.03. Construction; Completion Date. The Borrower will proceed diligently to acquire, construct and/or and equip the Project, in accordance with the Project Cost Schedule and the Plans, without delay. The Project shall be completed on or before September 30, 1997 (the "Completion Date"), absent the occurrence of an unanticipated event or events which are beyond the control of the Borrower or the General Contractor and at completion the Premises shall be free of any and all private or governmental charges or claims (filed or not) of any nature, except for the Permitted Liens. The Borrower will deliver to the Bank certified copies of all use, occupancy or completion certificates in connection with the Project, immediately upon issuance. As used in this Agreement the terms "complete", "completed" and "completion" mean, with respect to the Project, that: (i) the Improvements are substantially physically complete in accordance with the Plans and equipped;
(ii) the Borrower has received all permits, approvals and certificates required by law prior to the use and occupancy thereof and has furnished true copies of such permits, approvals and certificates to the Bank; (iii) the Bank has received from the Bank's inspector certificates of substantial completion of the Project in accordance with the Plans; (iv) the Premises is free of any and all private or governmental charges, claims or liens (filed or not) of any nature except the Permitted Liens; and (iv) the Borrower has obtained all general releases of mechanic's and materialman's liens required by Section 7.06 and delivered true copies thereof to the Bank.

                  Section 7.04. Certain Contracts Prohibited. The Borrower will not, without first notifying the Bank: (i) execute any contract or purchase order or permit any subcontract or purchase order to be executed by any person or persons with whom it has contracted in connection with the Improvements (except for such contracts, subcontracts or purchase orders that have been executed prior to the Closing Date and that have been approved by the Bank), unless the amounts thereof are within the amounts budgeted therefor in the Project Cost Schedule and are Project Costs (as defined in the Loan Agreement);
(ii) execute any material amendment or modification to any of the Plans, the General Contract or any other contract the effect of which would be either to increase or decrease the amount to be paid by or on behalf of the Borrower under any contract except as permitted by Section 7.07; or (iii) contract for any services, work or materials for the Project if such are not required by the Plans or if payment therefor is required to be made regardless of the nondelivery or nonfurnishing of such materials, services or work.

                  Section 7.05. Certain Notices. The Borrower will forward to the Bank promptly after receipt, copies of all notices, permits or other documents (excepting only notices for nondelinquent taxes due) received by the Borrower from any governmental authority relating to the Improvements or from any person claiming a mechanic's or materialmen's lien against the Improvements or any other property of the Borrower.

                  Section 7.06. Releases. Prior to making final payment under any contract relating to construction of the Improvements, the Borrower will, upon the Bank's written request and to the extent permitted by applicable law, make a good faith effort to require the contractor thereon to deliver to the Borrower, from such contractor and all of such contractor's subcontractors or materialmen, a general unconditional release of mechanic's and materialman's liens, and the Borrower will promptly deliver or cause to be delivered to the Bank true and correct copies of all such releases so obtained.

                  Section 7.07. Change Orders. The Borrower will not permit, without the prior written notice being sent to the Bank, the performance of any work pursuant to any amendment or modification of any of the Plans, the General Contract or any subcontract or purchase order (any such amendment or modification being herein called a "Change Order") which: (a) would result in an increase or decrease in excess of $100,000 of the contract prices for the construction of the Improvements as shown on the Project Cost Schedule; or (b) when aggregated with other Change Orders theretofore effected, would result in an increase or decrease in excess of $500,000 in the aggregate of the contract prices for the construction of the Improvements as shown in the Project Cost Schedule.

                  Section 7.08. Builder's Risk, Liability and Workers' Compensation Insurance. The Borrower will maintain, or cause to be maintained, builders' risk (or equivalent coverage) insurance upon any work done or materials furnished under the General Contract and any construction subcontracts, except excavations, foundations and any other structures not customarily covered by such insurance. The policies for such insurance shall be issued by companies satisfactory to the Bank and shall be written in completed value form for 100% of the insurable value of the contract in the names of the Borrower and the General Contractor as their interests may appear and shall name the Bank as a loss payee as its interest may appear. The Borrower will also maintain, or cause to be maintained, workers' compensation insurance covering all employees of the General Contractor and all subcontractors in amounts required by law, and public liability and property damage insurance in such amounts as are customarily insured against by entities of like size similarly situated.


                                   ARTICLE VII

                              DEFAULTS AND REMEDIES

                  Section 8.01. Defaults. Each of the following, at the option of the Bank, shall constitute an event of default hereunder ("Event of Default"):

                     (a) Failure by the Borrower to pay or cause to be paid when due any amount under Section 2.02(a)(2), Section 2.02(a)(3), Section 2.02(a)(4) or Section 2.02(a)(5) hereof or a failure of the Borrower or the Custodial Bank to comply with Section 6.20 hereof or of the Custodial Bank Agreement;

                     (b) Failure by the Borrower to make any other payment within 10 days of the date when it is due under this Agreement or the Note after the receipt of written notice from the Bank to make such payment;

                     (c) Failure by the Borrower to perform or comply with any of the terms or conditions contained in Section 6.01 or 6.17 or 6.18 within 15 days of the receipt of written notice from the Bank to perform or comply with such terms or conditions;

                     (d) Failure by the Borrower to perform or comply with any of the other terms or conditions contained in this Agreement, the Note or any Security Document and continuance of such failure for 30 days after written notice from the Bank to the Borrower, or such longer period to which Bank may agree in the case of a default not curable by the exercise of due diligence within such 30 day period, provided that the Borrower shall have commenced to cure such default within such 30 day period and shall complete such cure as quickly as reasonably possible with the exercise of due diligence;

                     (e) Any of the representations, warranties or covenants of the Borrower set forth in this Agreement, the Note, the Security Documents, the Bond Documents or any other document furnished to the Bank pursuant to the terms hereof is false or misleading in any material respect and such false or misleading representation, warranty or covenant is not cured within 15 days of the receipt of written notice by the Borrower from the Bank;

                     (f) Any material provision of this Agreement, the Note or the Security Documents to which the Borrower is a party shall at any time for any reason cease to be valid and binding on the Borrower, or shall be declared to be null and void, or shall be violative of any applicable law relating to a maximum amount of interest permitted to be contracted for, charged or received, or the validity or enforceability thereof shall be contested by the Borrower or any governmental agency, court or authority, or the Borrower shall deny that it has any or further liability or obligation under this Agreement, the Note or the Security Documents to which the Borrower is a party and any such occurrence or event is not cured by the Borrower within 3 days of the receipt by the Borrower of written notice from the Bank;

                     (g) The occurrence of an Event of Default as defined in the Indenture, the Loan Agreement or any of the Security Documents;

                     (h) The Borrower shall: (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or the like of the Borrower or of property of the Borrower; or (ii) admit in writing the inability of the Borrower to pay its debts generally as they become due; or (iii) make a general assignment for the benefit of creditors; or (iv) be adjudicated a bankrupt or insolvent; or (v) commence a voluntary case under the United States Bankruptcy Code or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against the Borrower in any bankruptcy, reorganization or insolvency proceeding, or action of the Borrower shall be taken for the purpose of effecting any of the foregoing; or (vi) have instituted against it, without the application, approval or consent of the Borrower, a proceeding in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of the Borrower an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up or liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or the like of the Borrower or of all or any substantial part of the assets of the Borrower or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by the Borrower in good faith, the same shall: (A) result in the entry of an order for relief or any such adjudication or appointment; or (B) remain undismissed and undischarged for a period of 60 days;

                     (i) The Premises or any material portion thereof is subjected to a material condemnation proceeding and such a material condemnation proceeding is not terminated by the condemnor within 10 days of the receipt by the Borrower of written notice from the Bank;

                     (j) The Borrower fails to maintain in full force and effect the hazard or other insurance required pursuant to this Agreement and continuance of such failure for 10 days after the receipt of written notice from the Bank to the Borrower;

                     (k) The Premises suffers a material loss by fire or other casualty and such loss is not fully insured and any deficiency in the amount of insurance proceeds paid with respect to such loss is not posted with the Trustee or the Bank within 10 days of the determination of such deficiency;

                     (l) Any litigation or administrative proceeding ensues, and is not dismissed within 30 days, involving the Borrower or any instrument, contract or document delivered to the Bank in compliance with this Agreement, and the adverse result of such litigation or proceeding would have in the Bank's reasonable opinion, a materially adverse effect on the Borrower's ability to pay its obligations and comply with the covenants under this Agreement, the Security Documents or the Bond Documents; provided, however, that if such litigation or administrative proceeding by its nature cannot be dismissed within such 30 day period, no Event of Default shall be deemed to have occurred so long as the Borrower provides written notice to the Bank and diligently and continuously proceeds to have such litigation or administrative proceeding dismissed.

                     (m) Any one or more judgments or orders are entered against the Borrower and either: (1) continue unsatisfied and unstayed for 30 days; or
(2) a judgment lien on any property of the Borrower is recorded in respect thereof and is not stayed pending appeal by a bond or other arrangement given or obtained by the Borrower on terms which do not violate any of the Borrower's covenants under this Agreement;

                     (n) Failure by the Borrower in respect of any Debt or Debts to make any payment or payments when due (after the lapse of any applicable grace period) that results in the acceleration of such Debt or Debts or enables the holder or holders of such Debt or Debts or any person acting on behalf of such holder or holders to accelerate the maturity of such Debt or Debts;

                     (o) The occurrence of an "Event of Default" under the Series A Reimbursement Agreement or with respect to the Series A Bonds; or

                     (p) The occurrence of a default or an event of default (after the lapse of any applicable grace period) with respect to any other credit arrangement under which the Borrower is indebted to the Bank that results in the acceleration of the Borrower's obligations under such credit arrangement.

                  Section 8.02. Remedies. If an Event of Default has occurred and is continuing uncured, the Bank may:

                     (a) Notify the Trustee and the Letter of Credit Bank of such Event of Default, direct the Trustee to declare an Event of Default, as defined in the Indenture, to call the Bonds for mandatory purchase or declare the principal of the Bonds immediately due and payable and to draw on the Letter of Credit, and direct the Trustee to exercise remedies under the Bond Documents;

                     (b) Declare the Borrower's obligations hereunder and under the Note to be, whereupon the same shall become, immediately due and payable; and

                     (c) Decline to approve any further disbursement of the Bond proceeds from the Project Fund to or for the benefit of the Borrower or any other person;

                     (d) Order construction of the Improvements stopped;

                     (e) Subject to the provisions of the Bond Documents: (i) enter upon or take possession of the Premises and call upon or employ contractors, subcontractors, materialmen, suppliers, agents, managers, maintenance personnel, security guards, architects, engineers and inspectors to complete, manage or operate the Premises or to protect the Premises from injury;
(ii) make such additions, changes or corrections in the Plans as the Bank shall deem necessary or desirable; (iii) direct the Trustee to disburse moneys from the Project Fund, and pay out additional sums of the Bank (which sums shall be immediately due and payable by the Borrower to the Bank, shall bear interest from the date of payment by the Bank until the date of repayment at the rate specified in Section 2.02(f) for sums more than 10 days overdue, and shall be secured by the Security Documents) and use any property of the Borrower associated with the Project, or any property of the Borrower in which the Bank has or obtains an interest, including any funds which have not been disbursed from the Project Fund and any funds which may be transferred by the Trustee to the Bank (which funds the Borrower hereby assigns and quitclaims to the Bank), for application to or as a reserve for payment of any or all of the following with respect to the completion, protection, management, operation or maintenance of the Project or the protection of the Bank's interest therein, and in such connection deliver or disburse the same to such entities in such amounts and with such preferences and priorities as the Bank in its sole discretion shall determine, either with or without vouchers or orders executed by the Borrower:
(A) all sums due from the Borrower to the Bank; (B) premiums and costs of title and any other insurance; (C) leasing fees and brokerage or sales commissions;
(D) fees, costs and expenses of the Bank and its counsel in connection with the preparation, enforcement, performance and filing of this Agreement, the Security Documents and the other documents contemplated hereby; (E) any taxes (including federal, state and local taxes) or other governmental charges; (F) any sums required to indemnify and hold the Bank harmless from any act or omission of the Bank (except such as are grossly negligent or due to its willful misconduct) under this Agreement or any other document; (G) architectural and engineering costs; (H) any sums due to contractors, subcontractors, mechanics or materialmen for work or services actually furnished on or for the Premises; (I) federal or state claims for any required withholding of taxes on wages; and (J) other costs and expenses which are required to complete, manage or operate the Project or to protect the Premises from injury or maintain the Bank's security position prior to the rights of all others; (iv) place additional encumbrances upon the Premises; (v) with the Borrower's consent, convey the Premises, subject to the Bank's rights, to any nominee of the Bank; and (vi) employ leasing and sales agents and negotiate and execute leases, sales contracts and financing undertakings in connection with all or any part of the Premises; and

                     (f) Exercise, or cause to be exercised, any and all such remedies as it may have under this Agreement, the Note, the Security Documents or any other document or at law or in equity, including, but not limited to, the right to liquidate all investment securities held in the Bank's Pledge Account B created under Section 6.20 hereof and use such funds to reimburse itself for any amounts owed to the Bank by the Borrower.

                  Section 8.03. Confession of Judgment. IF THE BORROWER OR THE CUSTODIAL BANK FAIL TO FULFILL OR CANNOT FULFILL ITS OBLIGATIONS UNDER THE CUSTODIAL BANK AGREEMENT AS SET FORTH IN SECTIONS 6.20(a), (b) OR (d) HEREOF, AND THE BORROWER OR THE CUSTODIAL BANK DO NOT CURE ANY SUCH UNFULFILLED OBLIGATIONS WITHIN ONE (1) BUSINESS DAY AFTER RECEIPT BY THE BORROWER OF WRITTEN NOTICE FROM THE BANK TO DO SO, THE BORROWER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS THE BANK, BY ITS ATTORNEY, OR THE PROTHONOTARY OR THE CLERK OF ANY COURT OF RECORD IN THE COMMONWEALTH OR IN ANY JURISDICTION WHERE PERMITTED BY LAW, UPON THE OCCURRENCE OF AN EVENT OF DEFAULT AS DEFINED IN THIS AGREEMENT OR AT ANY TIME THEREAFTER, TO APPEAR FOR THE BORROWER AND CONFESS AND ENTER JUDGMENT AGAINST IT IN FAVOR OF THE BANK IN ANY JURISDICTION IN WHICH THE BORROWER OR ANY OF ITS PROPERTY IS LOCATED FOR THE AMOUNT OF ALL OBLIGATIONS, TOGETHER WITH COSTS OF SUIT AND WITH ACTUAL COLLECTION COSTS (INCLUDING REASONABLE ATTORNEYS' FEES), WITH OR WITHOUT DECLARATION, AND WITHOUT STAY OF EXECUTION, AND WITH RELEASE OF ERRORS AND THE RIGHT TO ISSUE EXECUTION FORTHWITH, AND FOR DOING SO THIS AGREEMENT OR A COPY VERIFIED BY AFFIDAVIT SHALL

BE A SUFFICIENT WARRANT. THE BORROWER HEREBY WAIVES AND RELEASES ALL RELIEF FROM ANY AND ALL APPRAISEMENT, STAY OR EXEMPTION LAW OF ANY STATE NOW IN FORCE OR HEREAFTER ENACTED. THIS AUTHORITY AND POWER SHALL NOT BE EXHAUSTED BY THE EXERCISE THEREOF AND SHALL CONTINUE UNTIL THE OBLIGATIONS ARE FULLY PAID, PERFORMED, DISCHARGED AND SATISFIED.

                  BEING FULLY AWARE OF ITS RIGHTS TO PRIOR NOTICE AND HEARING ON THE VALIDITY OF ANY CLAIMS THAT MAY BE ASSERTED AGAINST IT BY THE BANK UNDER THIS AGREEMENT BEFORE JUDGMENT CAN BE ENTERED AND BEFORE ASSETS OF THE BORROWER CAN BE GARNISHED AND ATTACHED, THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THESE RIGHTS AND EXPRESSLY AGREES AND CONSENTS TO THE BANK, UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, OR AT ANY TIME THEREAFTER, ENTERING JUDGMENT AGAINST THE BORROWER BY CONFESSION AND ATTACHING AND GARNISHING THE BANK ACCOUNTS AND OTHER ASSETS OF THE BORROWER, WITHOUT PRIOR NOTICE OR OPPORTUNITY FOR A HEARING. THE BORROWER ACKNOWLEDGES THAT IT HAS HAD THE ASSISTANCE OF COUNSEL IN THE REVIEW AND EXECUTION OF THIS AGREEMENT AND FURTHER ACKNOWLEDGES THAT THE MEANING AND EFFECT OF THE FOREGOING PROVISIONS CONCERNING CONFESSION OF JUDGMENT HAVE BEEN FULLY EXPLAINED TO THE BORROWER BY SUCH COUNSEL.

                  Section 8.04. Waivers; Consents. No waiver of, or consent with respect to, any provision of this Agreement or the Note or the Security Documents shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

                  Section 8.05. No Waiver; Remedies Cumulative. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder or under the Note or the Security Documents shall operate as a waiver thereof; and no single or partial exercise of any right hereunder shall preclude any other or further exercise thereof or the exercise of any other right. To the extent permitted by applicable law, the remedies herein and in the Note, the Security Documents and the Bond Documents provided are cumulative and not exclusive of any remedies available under any other document or at law or in equity.


                                   ARTICLE IX

                                  MISCELLANEOUS

                  Section 9.01. Notices. All notices and other communications provided for hereunder shall be in writing and sent by United States certified or registered mail, return receipt requested, or by telegraph, telex, telecopier or private delivery service, addressed as follows:

                  If to the Bank:

                          Jefferson Bank
                          1607 Walnut Street
                          Philadelphia, PA  19103

                          Attention:  Kenneth R. Frappier, Senior Vice President


                  If to the Borrower:

                          Neose Technologies, Inc.
                          102 Witmer Road
                          Horsham, PA   19044

                          Attention:  P. Sherrill Neff, President

                  With a copy to:

                          Ballard Spahr Andrews & Ingersoll
                          1735 Market Street
                          Philadelphia, PA  19103

                          Attention:  Lynn Axelroth, Esquire

                  If to the Trustee:

                          Dauphin Deposit Bank and Trust Company
                          213 Market Street
                          Harrisburg, PA   17101

                          Attention:  Corporate Trust Department

Either party hereto and the Trustee may change the address to which notices to it are to be sent by written notice given to the other persons listed in this Section. All notices shall, when mailed as aforesaid, be effective on the date indicated on the return receipt, and all notices given by other means shall be effective when received.

                  Section 9.02. Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns, including without limitation the Participating Banks. The Borrower may not assign its rights under this Agreement without the prior written consent of the Bank. The Borrower and the Bank intend that no other person shall have any claim or interest under this Agreement or right of action hereon or hereunder, except as provided with respect to the Letter of Credit Bank in Section 3.07.

                  Section 9.03. Survival of Representations, Warranties and Covenants. All representations, warranties and covenants made by the Borrower herein and in any document delivered pursuant hereto shall survive the delivery of this Agreement and the Participating Bank Agreement and any advances under the Participating Bank Agreement.



                  Section 9.04. Counterparts. The execution hereof by each party hereto shall constitute a contract between them for the uses and purposes herein set forth, and this Agreement may be executed in any number of counterparts, with each executed counterpart constituting an original and all counterparts together constituting one agreement.

                  Section 9.05. Costs, Expenses and Taxes. The Borrower agrees to pay on demand all reasonable costs and expenses of the Bank in connection with the preparation, execution and delivery of this Agreement, the Participating Bank Agreement, the Note, the Security Documents, the Standby Letter of Credit, the Standby Reimbursement Agreement, the Bond Documents and any other documents that may be delivered in connection with this Agreement, the Participating Bank Agreement, the Note, the Security Documents, the Standby Letter of Credit, the Standby Reimbursement Agreement or the Bond Documents or any amendments thereto, including, without limitation, the reasonable fees and expenses of counsel for the Bank with respect thereto and with respect to advising the Bank and/or any one or more Participating Banks as to their rights and responsibilities under this Agreement, the Participating Bank Agreement, the Note, the Security Documents, the Standby Reimbursement Agreement, the Bond Documents and such other documents, and all costs and expenses, if any, including without limitation reasonable counsel fees and expenses of the Bank, in connection with the enforcement of this Agreement, the Participating Bank Agreement, the Note, the Security Documents, the Bond Documents and such other documents. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of this Agreement, the Participating Bank Agreement, the Note, the Security Documents and such other documents and agrees to indemnify and to hold the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees; provided the Bank promptly notifies the Borrower of any such taxes and fees.

                  Section 9.06. Amendments. This Agreement may be amended by an instrument in writing executed and delivered by the Borrower and the Bank.

                  Section 9.07. Severability. If any provision hereof or of the
Note is found by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction, it shall be ineffective as to such jurisdiction only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision as to such jurisdiction to the extent it is not prohibited or unenforceable, nor invalidate such provision in any other jurisdiction, nor invalidate the other provisions hereof, all of which shall be liberally construed in favor of the Bank in order to effect the provisions of this Agreement and the Note.

                  Section 9.08. Conflicts. Insofar as possible the provisions of this Agreement shall be deemed complementary to the terms of the Note and the Security Documents, but in the event of conflict the terms hereof shall control to the extent such are enforceable under applicable law.

                  Section 9.09. Complete Agreement. Taken together with the Note, the Security Documents and the other instruments and documents delivered in compliance herewith, this Agreement is a complete memorandum of the agreement of the Borrower and the Bank. Waivers or modifications of any provision hereof must be in writing signed by the party to be charged with the effect thereof.

                  Section 9.10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania without reference to its principles of conflicts of law.

                  Section 9.11. Table of Contents and Headings. The table of contents and section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                  Section 9.12. Participation. Notwithstanding any other provision of this Agreement, the Borrower understands that the Bank is or may be entering into a participation agreement with other banks and may at any time enter into other participation agreements with one or more additional participating banks ("Participating Banks") whereby the Bank will allocate to the Participating Banks certain percentages of the payment obligations of the Borrower under this Agreement and the Note and the funding obligations of the Bank under the Participating Bank Agreement. The Borrower acknowledges, that, for the convenience of all parties, this Agreement is being entered into with, and the Note and Security Documents are being delivered to, the Bank only and that the Borrower's obligations under this Agreement, the Note and the Security Documents are and will be undertaken for the benefit of, and as an inducement to, the Participating Banks as well as the Bank. Without limiting the foregoing, the Borrower acknowledges that Sections 2.02(e) and 2.05 and the indemnity of the Bank under Section 9.05 are also for the benefit of the Participating Banks as if such sections specifically referred to the Participating Banks and their participations in the payment obligations of the Borrower and the funding obligations of the Bank, and the Borrower agrees to make any payments required by such provisions for the account of any one or more Participating Banks to the Bank on demand of the Bank and, in the case of such payments under Section 2.02(e), submission by the Bank to the Borrower of the respective Participating Bank's certificate contemplated by such Section.

                  The Bank agrees that it shall be the agent for the Participating Banks and that if any legal actions or claims are instituted by or to be instituted by a Participating Bank against the Borrower, the Bank shall act as agent to said Participating Bank with regard to any such legal actions or claims.

                  Section 9.13. Judicial Proceedings. Each party to this Agreement agrees that any suit, action or proceeding, whether claim or counterclaim, brought or instituted by any party hereto or any successor or assign of any party, on or with respect to this Agreement or any of the other documents or the dealings of the parties with respect hereto, or thereto, shall be tried only by a court and not by a jury. EACH PARTY HEREBY KNOWINGLY,

VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. Further, each party waives any right it may have to claim or recover, in any such suit, action or proceeding, any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. THE BORROWER ACKNOWLEDGES AND AGREES THAT THIS
SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND THAT THE BANK WOULD NOT EXTEND CREDIT TO THE BORROWER IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS AGREEMENT.

                  IN WITNESS WHEREOF, the Borrower and the Bank have caused this Agreement to be duly executed and delivered as of the date first above written.


[Corporate Seal]                                     NEOSE TECHNOLOGIES, INC.


Attest: /s/ A. Brian Davis                    By: /s/ P. Sherrill Neff
        -------------------------------           ------------------------------
                  Secretary                               (Vice) President


[Corporate Seal]                                     JEFFERSON BANK


Attest: /s/ Daniel O'Brien                   By: /s/ Kenneth R. Frappier
        -------------------------------          -------------------------------
           (Assistant) Secretary                      Senior Vice President

                                    EXHIBIT A

                                      NOTE


                                                                  March 20, 1997
$8,579,967.12                                         Philadelphia, Pennsylvania



                  For value received and intending to be legally bound, NEOSE TECHNOLOGIES, INC. ("Maker"), a Delaware corporation promises to the order of JEFFERSON BANK ("Payee"), a Pennsylvania banking corporation at its offices at 1607 Walnut Street, Philadelphia, Pennsylvania 19103 or at such other place as Payee may designate in writing, on demand subject to the provisions of Section 2.02(a) of the Agreement described below, the principal sum of Eight Million Five Hundred Seventy Nine Thousand Nine Hundred Sixty-Seven Dollars and Twelve Cents ($8,579,967.12) lawful money of the United States of America, or so much thereof as may be outstanding from time to time, together with interest on the outstanding balance thereof at a fluctuating rate per annum (computed for the actual number of days elapsed, based on a 360-day year) equal to one percent (1.0%) per annum above the Base Rate (as such phrase is defined below); provided that if any portion of such sum or any other amount payable under the Agreement (defined below) or interest thereon is not paid within 10 days of the date such sum, amount or interest is due and payable to Payee under this Note or the Agreement, after written notice has been sent by the Payee to the Maker, then such sum shall thereafter bear interest at a fluctuating rate per annum (computed for the actual number of days elapsed, based on a 360-day year) equal to five percent (5.0%) per annum above the Base Rate until such sum, amount or interest and all other amounts due and payable under this Note or the Agreement have been paid in full. "Base Rate" means the rate of interest so designated and established by the Bank, from time to time, with changes effective immediately. The Base Rate of the Payee is determined from time to time by Payee as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index, nor necessarily reflects the lowest rate of interest actually charged by Payee to any particular class or category of customers.

                  The indebtedness evidenced by this Note represents advances to be made by Payee pursuant to and as described in a Reimbursement Agreement, dated as of March 1, 1997 (the "Agreement") between Maker and Payee. Terms and phrases used herein and not defined herein shall have the meanings ascribed to them in the Agreement. Each advance against this Note shall be due and payable, with interest, on the date required in Section 2.02(a) of the Agreement, on which date demand for such payment shall be deemed to have been made under this Note. Interest accruing pursuant to this Note shall be payable on demand and as otherwise provided in Section 2.02(a) of the Agreement.

                  The principal of this Note may be advanced, repaid and readvanced on a revolving basis in accordance with the Agreement. This Note shall be retained by Payee until such time as no further advances are available under the terms of the Agreement and all principal due and payable under this Note and all other amounts payable under the Agreement have been paid in full with interest, and until such time, Payee shall not be required to produce this Note to Maker in connection with any demand hereon.

                  Payment of this Note is secured as described in the Agreement. Such security includes, among other things, the Mortgage on the Premises.

                  Should any default be made in the payment of any principal or interest due and payable under this Note, then payment of the same may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to or for the benefit of Payee in this Note, the Agreement or the Security Documents or in any other instrument delivered to or for the benefit of Payee or otherwise available at law or in equity; and in such case Payee may also recover all costs of suit and other expenses in connection therewith, including reasonable attorneys' fees and expenses.

                  SUBJECT TO THE PRECONDITIONS SET FORTH IN SECTION 8.03 OF THE AGREEMENT, THE MAKER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS THE PAYEE, BY ITS ATTORNEY, OR THE PROTHONOTARY OR THE CLERK OF ANY COURT OF RECORD IN THE COMMONWEALTH OR IN ANY JURISDICTION WHERE PERMITTED BY LAW, UPON THE OCCURRENCE OF A DEFAULT IN PAYMENT HEREUNDER, OR AT ANY TIME THEREAFTER, TO APPEAR FOR THE MAKER AND CONFESS AND ENTER JUDGMENT AGAINST IT IN FAVOR OF THE PAYEE IN ANY JURISDICTION IN WHICH THE MAKER OR ANY OF ITS PROPERTY IS LOCATED FOR THE AMOUNT OF ALL OBLIGATIONS DUE HEREUNDER, TOGETHER WITH COSTS OF SUIT AND WITH ACTUAL COLLECTION COSTS (INCLUDING REASONABLE ATTORNEYS' FEES), WITH OR WITHOUT DECLARATION, AND WITHOUT STAY OF EXECUTION, AND WITH RELEASE OF ERRORS AND THE RIGHT TO ISSUE EXECUTION FORTHWITH, AND FOR DOING SO THIS NOTE OR A COPY VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT. THE MAKER HEREBY WAIVES AND RELEASES ALL RELIEF FROM ANY AND ALL APPRAISEMENT, STAY OR EXEMPTION LAW OF ANY STATE NOW IN FORCE OR HEREAFTER ENACTED. THIS AUTHORITY AND POWER SHALL NOT BE EXHAUSTED BY THE EXERCISE THEREOF AND SHALL CONTINUE UNTIL THE OBLIGATIONS ARE FULLY PAID, PERFORMED, DISCHARGED AND SATISFIED.

                  BEING FULLY AWARE OF ITS RIGHTS TO PRIOR NOTICE AND HEARING ON THE VALIDITY OF ANY CLAIMS THAT MAY BE ASSERTED AGAINST IT BY THE PAYEE UNDER THIS NOTE BEFORE JUDGMENT CAN BE ENTERED AND BEFORE ASSETS OF THE MAKER CAN BE GARNISHED AND ATTACHED, THE MAKER HEREBY KNOWINGLY, VOLUNTARILY AND

INTENTIONALLY WAIVES THESE RIGHTS AND EXPRESSLY AGREES AND CONSENTS TO THE PAYEE, UPON THE OCCURRENCE OF A DEFAULT IN PAYMENT HEREUNDER, OR AT ANY TIME THEREAFTER, ENTERING JUDGMENT AGAINST THE MAKER BY CONFESSION AND ATTACHING AND GARNISHING THE PAYEE ACCOUNTS AND OTHER ASSETS OF THE MAKER, WITHOUT PRIOR NOTICE OR OPPORTUNITY FOR A HEARING. THE MAKER ACKNOWLEDGES THAT IT HAS HAD THE ASSISTANCE OF COUNSEL IN THE REVIEW AND EXECUTION OF THIS NOTE AND FURTHER ACKNOWLEDGES THAT THE MEANING AND EFFECT OF THE FOREGOING PROVISIONS CONCERNING CONFESSION OF JUDGMENT HAVE BEEN FULLY EXPLAINED TO THE MAKER BY SUCH COUNSEL.

                  The remedies of Payee as provided herein or in the Agreement or the Security Documents shall be cumulative and concurrent and may be pursued singly, successively or together against Maker and/or any other obligor under the Security Documents and/or against the property covered by the Security Documents and/or any other property mortgaged, pledged or assigned to Payee as security for this Note, at the sole discretion of Payee, and such remedies shall not be exhausted by any exercise thereof but may be exercised as often as occasion therefor shall occur.

                  Payee shall not by any act of omission or commission be deemed to have waived any of its rights or remedies hereunder or under the Agreement or the Security Documents unless such waiver be in writing and signed by Payee, and then only to the extent specifically set forth therein; a waiver on one event shall not be construed as continuing or as a bar to or waiver of such right or remedy on a subsequent event.

                  Maker hereby waives and releases all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, or of the Agreement or the Security Documents, as well as all benefit that might accrue to Maker by virtue of any present or future laws exempting any of the property covered by the Security Documents or any other property, real or personal, or any part of the proceeds arising from any sale of such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process or extension of time for payment, as well as the right of inquisition on any real estate that may be levied upon under a judgment obtained by virtue hereof, and Maker hereby voluntarily condemns the same and authorizes the entry of such voluntary condemnation on any writ of execution issued thereon, and agrees that such real estate may be sold upon any such writ in whole or in part in any order desired by Payee.

                  Maker hereby waives presentment for payment, notice of nonpayment, notice of protest and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, and agrees that the liability of Maker shall be unconditional without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extensions of time, renewal, waiver or modification granted or consented to by Payee; and Maker hereby consents to any and all extensions of time, renewals, waivers or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and to the release of the Security Documents, or any part thereof, with or without substitution, and agrees that makers, indorsers, guarantors or sureties may become parties hereto without notice to Maker or affecting Maker's liability hereunder.

                  Maker shall pay the cost of any revenue, tax or other stamps now or hereafter required by law at any time to be affixed to this Note or the Mortgage or any other Security Document; and if any taxes be imposed with respect to debts secured by mortgages, or with respect to notes evidencing debts so secured, Maker agrees to pay to the holders hereof upon demand the amount of such taxes, and hereby waives any contrary provisions of any laws or rules of court now or hereafter in effect.

                  If any provision hereof is found by a court of competent jurisdiction to be prohibited or unenforceable, it shall be ineffective only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable, nor invalidate the other provisions hereof, all of which shall be liberally construed in favor of Payee in order to effect the provisions of this Note.

                  As used herein, the words "Payee" and "Maker" shall be deemed and construed to include the respective successors and assigns of Payee and Maker. This Note shall be construed according to and governed by the laws of the Commonwealth of Pennsylvania.

                  IN WITNESS WHEREOF, Maker has duly executed this Note under seal as of the day and year first above written.

[Corporate Seal]                                     NEOSE TECHNOLOGIES, INC.


Attest:                                      By:
       --------------------------------         --------------------------------
                  Secretary                              (Vice) President

                                    EXHIBIT B



                               PROJECT DESCRIPTION
                                       AND
                                  COST SCHEDULE


                               Project Description

                  The Project to be undertaken by the Borrower includes the acquisition, improvement and equipping of a facility located at 102 Witmer Road, Horsham, Pennsylvania, which will be used for the development and pilot production of complex carbohydrates for research and development relating to a variety of healthcare applications, to be owned and operated by the Borrower.


                                  Cost Schedule

                                   (TO FOLLOW)

                                    EXHIBIT C


               INQUIRIES CONDUCTED BY THE BORROWER WITH RESPECT TO
                              ENVIRONMENTAL MATTERS



1) A Phase I Environmental Site Audit, dated January 8, 1997, prepared by D.C.R. Environmental Securities, Inc.

2) The subsurface soil investigation performed by Pennoni Associates Inc., the results of which were set forth in a letter report dated February 5, 1997 (including soil sample analytical results) from Richard C. Werner, C.P.G. to Robert L. Fleming, of the Borrower.

                                    EXHIBIT D

                          OPTIONAL PREPAYMENT SCHEDULE


Date of Optional Redemption                                Amount of Bonds to be
---------------------------                                 Optionally Redeemed
                                                            -------------------
April 1, 1998                                                   $  500,000
April 1, 1999                                                      600,000
April 1, 2000                                                    1,000,000
April 1, 2001                                                    1,100,000
April 1, 2002                                                    1,100,000
April 1, 2003                                                    1,200,000
April 1, 2004                                                    1,200,000
April 1, 2005                                                      100,000
April 1, 2006                                                      200,000
April 1, 2007                                                      100,000
April 1, 2008                                                      200,000
April 1, 2009                                                      200,000
April 1, 2010                                                      200,000
April 1, 2011                                                      200,000
April 1, 2012                                                      300,000
April 1, 2013                                                      200,000
April 1, 2014                                                            0
April 1, 2015                                                            0
April 1, 2016                                                            0
April 1, 2017                                                            0
                                                                ----------
                                                                $8,400,000
                                                                ==========



                                       D-1